EXHIBIT 19




                     STOCK PURCHASE AGREEMENT


                              between


                  ADDINGTON HOLDING COMPANY, INC.


                                and


                ADDINGTON ACQUISITION COMPANY, INC.




             ________________________________________


                  Dated as of September 22, 1995

             ________________________________________



                         SALE OF STOCK OF
                      ADDINGTON MINING, INC.
                     MINING TECHNOLOGIES, INC.
                       ADDWEST MINING, INC.
                   ADDINGTON COAL HOLDING, INC.






258K166.4



                         TABLE OF CONTENTS


SECTION                                                      PAGE


 1.Purchase and Sale of the Shares; Interim                      1
     Conduct of ARI and the Companies .............              1
     (a)  Purchase Price...........................              1
     (b)  Interim Control..........................              1
     (c)  Pre-Closing Distributions................              2
     (d)  Working Capital Statement................              2
     (e)  Excess Working Capital...................              2
     (f)  Disputes.................................              3
     (g)  Access...................................              3
     (h)  Tennessee Mining, Inc....................              3
 2.Closing.........................................              4
 3.Conditions to Closing...........................              4
     (a)  Buyer's Obligation.......................              4
     (b)  Seller's Obligation......................              6
     (c)  Pre-Closing and Post-Closing Actions.....              8
     (d)  Rescission...............................             12
4.Representations and Warranties of Seller.........             12
     (a)  Authority................................             12
     (b)  The Shares...............................             13
     (c)  Organization and Standing of Each
          Company..................................             13
     (d)  Capital Stock of Each Company............             14
     (e)  Equity Interests.........................             14
     (f)  Financial Statements; Undisclosed
          Liabilities .............................             14
     (g)  Taxes ...................................             15
     (h)  Tangible Personal Property ..............             16
     (i)  Real Property ...........................             16
     (j)  Contracts ...............................             17
     (k)  Litigation; Decrees .....................             20
     (l)  Benefit Plans ...........................             20
     (m)  Absence of Changes or Events ............             22
     (n)  Compliance with Applicable Laws .........             23
     (o)  Employee and Labor Relations ............             24
     (p)  Licenses; Permits .......................             25
     (q)  Bank Accounts and Powers of Attorney ....             25
     (r)  Transactions with Affiliates ............             25
     (s)  Patents and Trademarks ..................             26
     (t)  Insurance ...............................             26
     (u)  AS IS ...................................             26
 5.A. Covenants of Seller..........................             27
     (a)  Access ..................................             27
     (b)  Pro Forma Balance Sheet .................             27
     (c)  Supplemental Disclosure .................             27
     (d)  No Solicitation .........................             28
     (e)  Fees and Expenses .......................             29
 5.  B. Covenants of Buyer ........................             29
     (a)  Buyer's Actions .........................             29
     (b)  Supplemental Disclosure .................             30
     (c)  Planned Closing of Any Company
          Employment Site .........................             30
     (d)  Ordinary Conduct ........................             30
 6.  Representations and Warranties of Buyer.......             32
     (a)  Authority ...............................             32
     (b)  Actions and Proceedings, etc. ...........             33
     (c)  Consents ................................             33
     (d)  Qualification ...........................             34
     (e)  No Broker ...............................             34
     (f)  Investment Intent .......................             34
     (g)  Contracts; Commitments...................             34
 7.  Mutual Covenants..............................             34
     (a)  Cooperation .............................             34
     (b)  Best Efforts ............................             35
     (c)  Antitrust Notification ..................             36
     (d)  Records .................................             36
     (e)  Non Disclosure...........................             37
     (f)  Litigation Support.......................             37
     (g)  Release..................................             37
 8.  Further Assurances............................             37
 9.  Indemnification...............................             38
     (a)  Tax Indemnification .....................             38
     (b)  Other Indemnification by Seller .........             39
     (c)  Indemnification by Buyer ................             40
     (d)  Losses Net of Insurance, etc. ...........             41
     (e)  Termination of Indemnification ..........             41
     (f)  Procedures Relating to Indemnification
          (Other than Under Sections 9(a)).........             41
     (g)  Procedures Relating to Indemnification
          of Tax Claims ...........................             43
10.  Tax Matters...................................             44
11.  Assignment....................................             47
12.  No Third-Party Beneficiaries..................             47
13.  Survival of Representations...................             47
14.  Expenses......................................             47
15.  Attorney Fees.................................             47
16.  Amendments....................................             47
17.  Notices.......................................             48
18.  Interpretation................................             48
19.  Counterparts..................................             48
20.  Entire Agreement..............................             48
21.  Fees..........................................             49
22.  Severability..................................             50
23.  Consent to Jurisdiction.......................             50
24.  Non-solicitation of Personnel ................             50
25.  Governing Law.................................             51
26.  Affiliate Defined ............................             51
27.  Termination ..................................             51
28.  Publicity ....................................             51


Exhibit A    Form of Opinion of Counsel to Seller
Exhibit B    Form of Opinion of Counsel to Buyer
Exhibit C    Form of Indemnity Agreement (Bonds and Guarantees)
Exhibit D    Form of Deed
Exhibit E    Form of Release

SCHEDULES


1            Shares of Each Company and State of
             Incorporation
1(h)(ii)     TMI Balance Sheet
3(a)(vi)     Financing Terms
3(a)(vii)    Certain Buyer Consents
3(b)(vii)    ARI Bonds and Guarantees
3(b)(x)      Certain Seller Consents
3(c)(i)      Excluded Assets
3(c)(iii)    Included Assets
3(c)(iv)     Assumed Liabilities
4(a)         Consents
4(b)         Liens on Shares
4(e)         Equity Interests
4(f)(i)      Financial Statements
4(g)(ii)     Exceptions to Tax Returns; Tax Examinations
4(g)(iii)    Tax <section><section>341, 168(h) and 168(f)(8)
             Exceptions
4(g)(iv)     Tax Statute of Limitations
4(h)         Tangible Personal Property
4(i)         Real Property
4(j)         Contracts
4(k)         Litigation
4(l)(i)      Welfare and Company Plans
4(l)(ii)     Company Plans Noncompliance
4(l)(v)      Multiemployer Plans
4(l)(vi)     Agreements with Present or Former Officers
4(l)(viii)   Enhanced Benefits
4(m)         Material Adverse Changes
4(n)         Notice of Non-Compliance with Applicable Laws
4(n)(iii)    Permit Blocking
4(o)         Collective Bargaining Agreements
4(p)         Licenses, Permits and Authorizations
4(q)         Bank Accounts and Powers of Attorney
4(s)         Patents and Trademarks
4(t)         Policies of Insurance
5A(b)        Pro Forma Balance Sheet
5B(a)        Parties to be Removed from Bonds and Guarantees
5B(d)        Exceptions to Ordinary Conduct
6(g)         Contracts; Commitments
10(a)        Allocation of Purchase Price
24           Non Solicitation of Company Employees

258K166.4

          STOCK PURCHASE AGREEMENT dated as of September 22, 1995, among ADDINGTON HOLDING COMPANY, INC., a Delaware corporation ("Seller"),
ADDINGTON RESOURCES, INC., a Delaware corporation ("ARI"), ADDINGTON ACQUISITION COMPANY, INC., a Kentucky corporation ("Buyer"), and LARRY ADDINGTON, ROBERT ADDINGTON and BRUCE ADDINGTON (collectively, the "Addington Group").

          Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of common stock (the "Shares"), of Addington Mining, Inc., Mining Technologies, Inc.,Addwest Mining, Inc. and Addington Coal Holding, Inc. (hereinafter each,including their subsidiaries, referred to as a "Company" and collectively, as the "Companies"), such Shares and the shares of each subsidiary being more fully described on Schedule 1 attached hereto.

     The Addington Group are parties to  this Agreement for the purposes of
(i) making certain representations and warranties to Seller, and (ii) guaranteeing the Buyer's indemnification obligations under Section 9 hereof.

     ARI is a party to this Agreement for purposes of guaranteeing Seller's indemnification obligations under Section 9 hereof.

          Accordingly, the parties hereto hereby agree as follows:

          1. PURCHASE AND SALE OF THE SHARES; INTERIM CONDUCT OF ARI AND THE COMPANIES.

               (a)  PURCHASE PRICE.   On  the  terms  and  subject to  the
conditions of this Agreement, Seller will sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer will purchase from Seller, free and clear of all liens, claims and encumbrances of any kind, the Shares for an aggregate purchase price (the "Purchase Price") (subject to any adjustments as set forth in Section 1(e) below) of THIRTY MILLION DOLLARS ($30,000,000.00) cash, plus the Royalty as defined in Section 1(h)(ii).

               (b) INTERIM CONTROL. Upon the execution of this Agreement, and continuing throughout the interim period until Closing (the "Interim"), the Buyer shall enter into immediate possession of the Companies, and Seller shall cause Larry Addington, Robert Addington and Bruce Addington to be elected and they shall remain directors (the "Directors") of each of the Companies during the Interim. The Directors shall have the authority and the responsibility to manage the day-to-day operations and activities of the Companies, but only in the ordinary course of business and in a manner not inconsistent with this Agreement, including, but not limited to Section 5B(d). It is understood and agreed that in no event shall the Companies make contributions (capital or otherwise) to Tennessee Mining, Inc. ("TMI") that would cause the TMI Contribution (as defined below) limits to be exceeded.
               (c) PRE-CLOSING DISTRIBUTIONS. It is understood and agreed that from September 7, 1995, and continuing thereafter, no Company shall be required to contribute funds, directly or indirectly, whether by dividend, loan or otherwise, to Seller or any affiliate of Seller (other than another
Company).   In the event that the Companies make any such distributions to
Seller or any affiliate of Seller, such funds will be reimbursed to the respective Companies at the Closing.

               (d)  WORKING  CAPITAL STATEMENT.   Within  sixty (60)  days
after the Closing Date, Seller will prepare and deliver to Buyer a statement of working capital for the Companies (the "Working Capital Statement") showing the Companies' Combined Net Working Capital as of the close of business on the Closing Date. "Companies' Combined Net Working Capital" means current assets minus current liabilities of the Companies on a combined basis determined  after  giving effect to the transactions  to be consummated prior to or at the Closing ((i) eliminating the working capital effect of any Excluded Assets and Excluded Liabilities to be distributed out of the Companies prior to the Closing and the current portion of any liability for which the Companies shall not be responsible, and (ii) including the working capital effect of any Included Assets and Assumed Liabilities to be transferred to the Companies prior to the Closing)), with current assets and current liabilities accounts calculated in accordance with generally accepted accounting principles ("GAAP"), and on a basis consistent with the past accounting practices of the Companies, except that
(x) deferred overburden shall be excluded from current assets and (y) the accrued reclamation liabilities shall remain as stated on the July 31, 1995 Pro Forma Balance Sheet attached as Schedule 5A(b). Notwithstanding the above, for purposes of this Agreement, excluded from the Companies Combined
Net Working Capital shall be  the  following  items:   (1)  except for the
effect of the Owed Contribution as described in Section 1(h)(ii), TMI, (2) the Equipment Payment, as defined in Section 3(c), (3) any state and federal income tax liability, and (4) the Consumers Power Liability and the Pittston Liability, both as defined in Section 3(c)(iv)(B).

               (e) EXCESS WORKING CAPITAL. Subject to Section 1(h)(ii) below, within 10 days after the final determination of the Companies Combined Net Working Capital (as provided in Section 1(d) above), if the Companies Combined Net Working Capital exceeds Zero Dollars ($0.00), the parties shall adjust the Purchase Price by increasing the Purchase Price by an amount equal to the difference between the Companies Combined Net
Working Capital  and  $0.00.   Any  such  adjustment in the Purchase Price
pursuant to this Section shall be paid in cash by Buyer within 10 days after determination of the Companies Combined Net Working Capital, by wire transfer of immediately available funds to a bank account designated in writing by Seller.

               (f) DISPUTES. The Working Capital Statement will become final for all purposes 30 days after receipt by Buyer unless Buyer has delivered a detailed statement describing its objections thereto. Buyer and Seller will use reasonable efforts to resolve any such objections. If the parties do not achieve a final resolution within 15 days after Seller has received the statement of objections, Buyer and Seller will within 10 days select a mutually acceptable accounting firm to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a nationally recognized accounting firm by lot (after excluding their respective regular outside auditors). The selected accounting firm shall be retained jointly by the parties on the condition, among other things, that it shall notify the parties of its determination within 30 days after its selection. The determination of the accounting firm so selected regarding the matters in dispute will be set forth in writing and will be conclusive and binding upon the parties and the Working Capital Statement shall thereupon become final. The parties shall each pay one-half of the fees and expenses of such accounting firm.

               (g)  ACCESS.   Buyer  will  make  the  books, records and
financial staff of the Companies available to Seller, its accountants and other representatives at reasonable times and upon reasonable notice during the preparation by Seller of the Working Capital Statement and the resolution by the parties of any objections thereto. Buyer shall have reasonable access to the working papers that Seller's accountants use or produce in the preparation and calculation of the Working Capital Statement.

               (h)  TENNESSEE MINING, INC.

                    (i) Reference is made to that certain letter agreement (the "Put Agreement") dated August 4, 1995, by and among ARI and Buyer, pursuant to which ARI obtained the right to transfer TMI to Buyer. It is understood and agreed that the Put Agreement, which has been exercised by letter dated September 6, 1995, remains effective, although it has been incorporated in the terms of this Agreement. Should the transactions contemplated by this Agreement not close for any reason, the parties will still close the transactions contemplated by the Put Agreement, though any time limits therein relating to the Closing of the transaction contemplated thereby shall be tolled from September 5, 1995 to the date of expiration or termination of this Agreement.

                    (ii) Schedule 1(h)(ii) sets forth a pro forma balance sheet of TMI (the "TMI Balance Sheet") reflecting the assets, liabilities and working capital which TMI would have had if the Closing had occurred on July 31, 1995. Schedule 1(h)(ii) shows TMI's shareholder equity equal to approximately $1,534,329.00. Since July 31, 1995 to the Closing, the Seller and the Companies shall have caused to be contributed to TMI an
additional $2,500,000.00  (the  "TMI  Contribution").   TMI  shall not  be
entitled  to receive more than the TMI Contribution from the Seller and the
Companies.    Between  July  31,  1995  and  September  7,  1995, ARI  has
contributed to TMI $1,160,610.00, leaving $1,339,390.00 to be contributed to TMI after September 7, 1995 (the "Owed Contribution"). Buyer shall pay, or cause to be paid, to the Seller an overriding royalty equal to $1.00 per ton, up to a maximum $12,000,000.00 (the "Royalty"), on all coal delivered to the Tennessee Valley Authority ("TVA") under that certain coal supply contract between TMI and the TVA dated August 7, 1995 (the "TVA Contract"), on the terms and conditions set forth in the Put Agreement. The Companies Combined Net Working Capital shall be adjusted downward to reflect the Owed Contribution, and if the Companies Combined Net Working Capital is negative, the Royalty shall be suspended and the Buyer shall receive a credit and recoupment for the Royalty during such period of suspension until the amount of the credit and recoupment is equal to the lesser of the negative working capital or the Owed Contribution.

          2. CLOSING. (a) The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Brown, Todd & Heyburn, 2700 Lexington Financial Center, Lexington, Kentucky at 10:00 a.m. within three business days of the satisfaction or waiver of the conditions to the Closing set forth in Section 3 of this Agreement; PROVIDED, HOWEVER, that if the Closing shall not have occurred on or before November 6, 1995, either party shall have the right to terminate all its rights and obligations hereunder, subject to the provisions of Sections 1(h), 3(d), 7(e), 15, 27 and 28, which shall survive termination of this Agreement. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

          (b) At the Closing, (i) Buyer shall deliver to Seller, by wire transfer to a bank account designated in writing by Seller immediately available funds in an amount equal to the sum of (A) the Purchase Price, plus (B) the Closing Tax Adjustment Amount (as defined in Section 9(a)),
and   (ii)  Seller  shall  deliver  or  cause  to  be  delivered to Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

          3. CONDITIONS TO CLOSING. (a) BUYER'S OBLIGATION. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (i) The representations and warranties of Seller and ARI made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing; and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

    (ii) Buyer shall have received an opinion dated the Closing Date of Brown, Todd & Heyburn PLLC, counsel to Seller, substantially in the form
of  Exhibit A.   Buyer also shall have   received  a  copy  of  an opinion
addressed to ARI dated the Closing Date from special Delaware counsel to ARI to the effect that the transactions contemplated in this Agreement do not require the approval of the stockholders of ARI under Delaware General Corporation Law.

   (iii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect, and no statute, rule or regulation of any governmental authority or instrumentality shall have been promulgated or enacted, as of the Closing which restrains or prohibits the purchase and sale of the Shares.

    (iv)       No  action,  suit  or  other proceeding  by  any person  to
restrain  or  prohibit the purchase and sale  of  the  Shares   or seeking
material damages in connection therewith shall be pending which in the written opinion of Buyer's counsel is reasonably likely to succeed.

          (v) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

          (vi) Financing shall be available to the Buyer from the CIT Group under the terms and conditions set forth in Schedule 3(a)(vi).

          (vii)   Any  consents required under the documents described  on
Schedule 3(a)(vii) shall have been obtained.

          (viii) The conditions to the ARI Shareholders' obligations under that Agreement and Plan of Corporate Separation among Seller, ARI, Larry Addington and Bruce Addington shall have been satisfied or waived.

          (b) SELLER'S OBLIGATION. The obligation of Seller to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

          (i)  The   representations   and  warranties  of  Buyer and  the
Addington Group made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and Buyer and the Addington Group shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer and the Addington Group by the time of the Closing; and Buyer and the Addington Group shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer and by the Addington Group confirming the foregoing.

    (ii) Seller shall have received an opinion dated the Closing Date of Wyatt, Tarrant & Combs, counsel to Buyer and the Addington Group, substantially in the form of Exhibit B.

   (iii) No injunction or order of any court or administrative agency or instrumentality shall be in effect, and no statute, rule or regulation of any governmental authority of competent jurisdiction shall have been promulgated or enacted, as of the Closing which restrains or prohibits the purchase and sale of the Shares.

    (iv) No action, suit or other proceeding by any person to restrain or prohibit the purchase and sale of the Shares or seeking material damages in connection therewith shall be pending which in the written opinion of Seller's counsel is reasonably likely to succeed.

     (v) The waiting period under the HSR Act shall have expired or been terminated.

    (vi) Documentation from (A) PNC Bank ("PNC Bank", the Companies' primary lender), individually and as agent for itself and Pittsburgh National Bank, evidencing the release of each of ARI and Seller and their respective assets under existing credit agreements, and (B) Provident Bank evidencing the release of ARI under its guaranty of capitalized lease obligations of TMI and the other Companies, satisfactory to ARI and Seller in their sole discretion shall have been obtained.

   (vii) At or prior to Closing, ARI and principals, directors, officers and agents of ARI and its subsidiaries (excluding each Company), shall have been removed and released from any liability or obligation under all bonds and guarantees made for the benefit of the Companies, including, but not limited to, the bonds and guarantees specified on Schedule 3(b)(vii); or in the alternative, at Seller's option, shall have been provided an Indemnity Agreement substantially in the form of the Indemnity Agreement attached hereto as Exhibit C. The Buyer and the Addington Group will use their best efforts to obtain the above-described releases under the bonds and guarantees in an expeditious manner.

  (viii) Seller shall have received all necessary approvals of the transactions contemplated by this Agreement from the Boards of Directors of ARI and Seller, and where applicable, the Companies.

    (ix) ARI shall have received a fairness opinion from a nationally recognized investment banking firm to the effect that the sale of the Shares and the transactions contemplated by this Agreement and the Agreement of Split-Off and Reorganization are fair from a financial point of view to the stockholders of ARI other than the Addington Group.

          (x)  Any  consents  required  under  the documents described  on
Schedule 3(b)(x) shall have been obtained.

          (xi) Seller shall have received an opinion from special Delaware counsel to the effect that the transactions contemplated in this Agreement do not require the approval of the stockholders of ARI under Delaware General Corporation Law.

          (xii) A certificate of the Chief Executive Officer and the Chief Financial Officer of the Buyer to the effect that after giving effect to the transactions contemplated hereby and by any financing of Buyer to consummate said transactions, the Buyer and the Companies are Solvent.
"Solvent"   shall  mean  that  after  giving  effect  to  the transactions contemplated hereby and the financing (a) the sum of the assets, at a fair valuation, of the Companies (taken as a whole) will exceed their debts; (b) the Companies (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Companies (taken as a whole) will have sufficient capital with which to conduct their business. For their purposes "debt" means any liability on a claim, and "claim" means
(i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In lieu of the foregoing, Buyer may furnish a copy
of  any  solvency  certificate  furnished   to  Buyer's  financing source,
addressed to Seller.

          (xiii)   The  conditions  to  Seller's   obligations under  that
Agreement and Plan of Corporate Separation among Seller, ARI, Larry Addington and Bruce Addington shall have been satisfied or waived.

          (c)  PRE-CLOSING AND POST-CLOSING ACTIONS.

               (i) EXCLUDED ASSETS. Seller shall, before the Closing, use commercially reasonable efforts to obtain all consents and permits, and to take all other steps necessary for the conveyance, assignment and transfer subject to existing liens, claims, encumbrances, defects in title and other liabilities (contingent or otherwise) existing as of the date of this Agreement, of certain personal and real property and other items from the Companies to Seller or its affiliates ("Excluded Assets"). "Excluded Assets" shall mean the personal and real property and other items described on Schedule 3(c)(i), including, but not limited to, the right to receive (including the right to enforce the right to receive) cash payments scheduled to be received under that certain Technology Exchange Agreement between Mining Technologies, Inc. and BHP Australia Coal Pty. Ltd. dated July 5, 1995 (the "BHP Agreement")(three separate payments totaling $7,000,000.00 and specifically referred to in Sections 6(b),(c) and (d) of
the  BHP  Agreement).   The  $1,000,000.00  payment  from  BHP  for mobile
equipment (the "Equipment Payment") under Section 6(e) of the BHP Agreement shall remain with Mining Technologies, Inc.. With respect to any Excluded Assets which are unable to be fully conveyed, assigned or transferred out of the Companies prior to the Closing or in connection with the taking of any action with respect to those Excluded Assets, Seller shall use commercially reasonable efforts to obtain all consents and permits, and to take all other steps necessary for the conveyance, assignment or transfer of such Excluded Assets to Seller or its affiliates as soon as practicable after the Closing, and Buyer shall cooperate, and shall cause the Companies to cooperate, with Seller and its affiliates, in all such efforts, including requesting third parties to consent to such conveyances and assignments, filing applications for the transfer of regulatory permits pertaining to the Excluded Assets and executing and delivering such further instruments and documents as Seller may reasonably request. As soon as all necessary consents, permits and transfers of permits have been obtained and all other steps necessary for the conveyance, assignment and transfer of the Excluded Assets have been taken, Buyer shall cause the Companies or other successor in interest to the Excluded Assets to execute and deliver such agreements and instruments as may be necessary or appropriate to convey, assign or transfer each such Excluded Asset to the designated affiliate of Seller free and clear of any liens or encumbrances created or permitted by Buyer other than liens in existence prior to the Closing. All costs and expenses except Taxes, which are to be paid in accordance with
Section 10(i) below, associated with the transfer of Excluded Assets shall be the sole responsibility of Seller.

               (ii) EXCLUDED LIABILITIES. As of the Closing Date, Seller shall assume and shall be solely responsible for, and Buyer and the Companies shall have no responsibility for, and shall indemnify and hold Buyer harmless against any liabilities or obligations of any Company of any nature, kind or description whatsoever, known or unknown, absolute, contingent or otherwise, which arise or accrue or are attributable to operations, activities, events or occurrences with respect to the following (the "Excluded Liabilities"):

               (A)  The  ownership,  operation   and   maintenance of  the
Excluded Assets, whether before or after the Closing Date.

               (B) Income taxes for periods up to the Closing Date, including (i) accrued state and federal income taxes, as of the Closing
Date,  and  (ii)   state  and  federal  income  taxes  resulting from  the
transaction, except to the extent provided otherwise in Section 10(i).

               (C) The assets, businesses and liabilities (contingent or otherwise) of ARI and its subsidiaries (other than those relating to the Companies).

             (iii) INCLUDED ASSETS. Seller shall, before the Closing, use commercially reasonable efforts to take all steps necessary for the conveyance, assignment and transfer for no additional consideration and
on an   "as-is,   where-is"   basis,   subject   to  existing  liens, claims,
encumbrances, defects in title and other liabilities (contingent or otherwise) existing as of the date of this Agreement of the Included Assets
from Seller or its affiliates to the Companies.   "Included Assets"  shall
mean the personal and real property and other items described on Schedule 3(c)(iii), including, but not limited to, miscellaneous real property located near or adjoining the Green Valley landfill, which will be transferred pursuant to a Deed substantially in the form of Exhibit D, excepting and reserving such easements, rights, licenses, rights of ingress and egress as necessary to operate and maintain said landfill. With respect to any Included Assets which are unable to be fully conveyed, assigned or transferred to the Companies prior to the Closing or in connection with the taking of any action with respect to those Included Assets, Seller shall use commercially reasonable efforts to take all other steps necessary for the conveyance, assignment or transfer of such Included Assets to Seller or its affiliates as soon as practicable after the Closing, and Buyer shall cooperate, and shall cause the Companies to cooperate, with Seller and its affiliates, in all such efforts, including requesting third parties to consent to such conveyances and assignments, filing applications for the transfer of regulatory permits pertaining to the Included Assets and executing and delivering such further instruments and documents as Seller may reasonably request. As soon as all other steps necessary for the conveyance, assignment and transfer of the Included Assets have been taken, Seller shall cause its affiliates or other successor in interest to the Included Assets to execute and deliver such agreements and instruments as may be necessary or appropriate to convey, assign or transfer each such Included Asset to the designated Company free and clear of any liens or encumbrances created or permitted by Seller other than liens in existence prior to the date of this Agreement. All costs and expenses except Taxes, which are to be paid in accordance with Section 10(i), associated with the transfer of Included Assets shall be the sole responsibility of Buyer.

            (iv)    ASSUMED LIABILITIES.   As  of  the  Closing Date, Buyer
shall assume and shall be solely responsible for, and Seller and ARI and its affiliates shall have no responsibility for, and shall hold Seller, ARI and its affiliates harmless against any liabilities or obligations of any nature, kind or description whatsoever, known or unknown, absolute, contingent or otherwise, which arise or accrue or are attributable to operations, activities, events or occurrences with respect to the following (the "Assumed Liabilities"):

                    (A) The ownership, operation and maintenance of the Included Assets, after the Closing Date and their transfer to Buyer.

                    (B) The liabilities specified on Schedule 3(c)(iv), including, but not limited to, (1) liabilities or obligations owed to Pittston Acquisition Company under that certain Stock Purchase Agreement dated as of September 24, 1993, including, but not limited to, workers' compensation claims and unmined minerals taxes (collectively, the "Pittston Liability"), (2) debt obligations and liabilities to PNC Bank, (3) liabilities or obligations under the bonds and guarantees specified on
Schedule 3 (b)(vii), (4) obligations arising under the settlement agreement
with   Consumers'  Power  dated  June  28,  1994  (the   "Consumers  Power
Liability"), and (5) certain ongoing or threatened litigation ("Assumed Litigation").

                    (C) The Companies and their assets, businesses or liabilities, contingent or otherwise except as otherwise expressly provided in this Agreement.

               (v)  ASSUMED   LITIGATION.   With  respect  to  the Assumed
Litigation specified on Schedule 3(c)(iv) and which ARI, and/or any of its subsidiaries (except any of the Companies) is or becomes a party, the parties agree as follows:

                    (A)  Buyer:

                         (1)  shall  assume  control  of and be responsible
for the Assumed Litigation,

                         (2)  may  contest and defend against  the Assumed
Litigation at its sole expense in any manner it reasonably may deem appropriate (including the choice of counsel and experts),

                         (3)  may  consent  to the entry of any judgment or
enter into any settlement with respect to the Assumed Litigation with the prior consent of Seller or any affiliates of Seller (which shall not be unreasonably withheld) provided, however, that a release of ARI and its subsidiaries is obtained,

                         (4)  shall  pay any final  judgment  or (provided
that Buyer has approved or consented thereto) settlement entered into with respect to the claims of any party in the Assumed Litigation; provided, however, the foregoing shall in no way limit the right of Buyer to exhaust its rights of appeal at its own cost and expense prior to the payment of any judgment.

                    (B) After the Closing Date, Seller will provide, and will cause each of its affiliates, if applicable, to provide, Buyer with full access, at any reasonable time and from time to time, to such information and data relating to the Assumed Litigation as Buyer may reasonably request, and Seller will furnish and request independent accountants and outside legal counsel of Seller or any affiliate to furnish to Buyer such additional information or documents relating to the Assumed Litigation in the possession of such persons as Buyer may from time to time reasonably request. In addition, Seller will cooperate, and will cause its affiliates to cooperate, with Buyer and its legal counsel in the defense or contest of the Assumed Litigation, including making available their respective officers and other personnel to attend hearings, depositions and trials, as Buyer may reasonably request in connection with the defense or contest of the Assumed Litigation but Buyer shall reimburse Seller and each of its affiliates for all costs and expenses incurred in connection therewith.

          (d)  RESCISSION.   In  the  event  that  either party elects  to
terminate its rights and obligations hereunder in accordance with the terms of this Agreement, the control of the Companies vested with the Buyer, and the management authority vested in the Directors during the Interim pursuant to Section 1(b) shall be automatically revoked and rescinded.

          4.   REPRESENTATIONS  AND  WARRANTIES  OF  SELLER AND ARI.   For
purposes of Seller's and ARI's representations and warranties contained in this Section 4, to the extent any representation or warranty is made to the best of Seller's and ARI's knowledge, such representation or warranty is limited to the actual knowledge, without investigation, of the individual members of ARI's board of directors and ARI's executive officers, but excluding the Management Group. Seller hereby represents and warrants, but only to the extent that Larry Addington, Robert Addington, Bruce Addington, Doug Moore, John Lynch, Jeff Sartaine, Norm Cornett and Bernie Mason (the "Management Group") do not have actual knowledge to the contrary as of the date hereof, to Buyer as follows:

          (a) AUTHORITY. Seller and ARI are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller and ARI have all requisite corporate power and authority
to  enter  into   this   Agreement   and  to  consummate  the transactions
contemplated hereby. All corporate acts and other proceedings required to be taken by Seller and ARI to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and ARI and constitutes a valid and binding obligation of Seller and ARI, enforceable against Seller and ARI in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim or encumbrance of any kind upon any of the properties or assets of any Company (including the Included Assets) under, any provision of (i) the General Corporation Law of the State of Delaware and the corporation laws of each state of incorporation of each Company and each state where each Company is qualified or required to be qualified to conduct business, (ii) the Certificate or Articles of Incorporation or By-laws of each of Seller, ARI or any Company, (iii) any material note, bond, mortgage, indenture, or deed of trust to which Seller, ARI or any Company is a party or by which any of their respective properties or assets are bound except as disclosed on Schedule 4(a) or
(iv) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to Seller, ARI or any Company or the property or assets of Seller, ARI or any Company. Except as disclosed on Schedule 4(a) and except in the ordinary course of business following the Closing, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other third party is required to be obtained or made by or with respect to Seller, ARI or any Company or any of their respective affiliates in connection with (i) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or
(ii) the conduct by any Company of its business following the Closing as conducted on the date hereof, other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (C) compliance with and filings under various Federal and state environmental and/or mining laws.

          (b) THE SHARES. The Shares and the shares of each Company are duly authorized and validly issued and fully paid and non-assessable. Except as described on Schedule 4(b), Seller and any Company that owns capital stock of or other equity interests in any other Company have good and valid title to the Shares, free and clear of any liens, claims and encumbrances of any kind. Upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Purchase Price, good and valid title to the Shares will pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Other than this Agreement, or credit agreements with any financial institution that Buyer is assuming, the Shares and the shares of each Company are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares or the shares of any Company.

          (c) ORGANIZATION AND STANDING OF EACH COMPANY. Each Company is a corporation duly organized and validly existing under the laws of the state identified on Schedule 1. Each Company is duly qualified and in good standing to do business in each jurisdiction (shown on Schedule 1) in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company. Seller has made available to Buyer true and complete copies of the Articles of Incorporation, as amended to date, and the By-laws, as in effect on the date hereof, of each Company. The stock certificate and transfer books of each Company (which have been made available for inspection by Buyer) are true and complete.

          (d) CAPITAL STOCK OF EACH COMPANY. The authorized capital stock, par value per share, and the number of issued and outstanding shares for each Company, is set forth on Schedule 1. The Shares and the shares of each Company are duly authorized and validly issued and are fully paid and nonassessable. Seller is the registered holder of the Shares. The Shares and the shares of each Company have not been issued in violation of, and none of the Shares and none of the shares of any Company is subject to, any preemptive or subscription rights in favor of any third party. Except as set forth above, there are no shares of capital stock or other equity securities of any Company outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Seller or any Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of any Company, and there are not any equity securities of any Company reserved for issuance for any purpose.

          (e) EQUITY INTERESTS. Except as described on Schedule 4(e), no Company directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other entity.

          (f)  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (i) Attached is Schedule 4(f)(i), setting forth the unaudited statement of assets, liabilities and parent investment of the combined Companies as of December 31, 1994 (collectively, the "Balance Sheet"), and the related statements of operating revenues and expenses and parent investment of the combined Companies for each of the years in the three year period ended December 31, 1994 and unaudited statement of assets, liabilities and parent investment and such related statements for the year to date periods ended June 30, 1994 and June 30, 1995 (the financial statements described above, collectively, the "Financial Statements").

          (ii)   The  Financial  Statements  for   all   periods presented
reflect, in accordance with GAAP and on a consistent basis which is mutually agreeable to the Buyer and Seller, the accounting results for only the assets and liabilities and related revenues and expenses of the Companies and any other transactions contemplated by this Agreement which should appropriately be included.

          (iii) Seller agrees to promptly provide to Buyer upon request any other financial statements, data or information reasonably requested by Buyer.

          (iv) To the best of Seller's and ARI's knowledge, there are no liabilities, contingent or otherwise, except as set forth on the Financial Statements or arising out of the ordinary course of business since the dates of the Financial Statements.

          (g)  TAXES.

          (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and assessments and any other governmental impositions which may be imposed, no matter how measured or applied, including all interest, penalties and additions imposed with respect to such amounts; (B) Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; and (C) "Code" shall mean the Internal Revenue Code of 1986 and the Regulations thereunder, as amended.

          (ii) Except as set forth on Schedule 4(g)(ii) or Schedule 4(l)(ii), (A) each Company and each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under any state or local Tax law) of which any such Company is or has been a member and which ARI is the common parent within the meaning of Section 1504 of the Code or any analogous provision of state or local Tax law (each such group, an "Affiliated Group") has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to be filed by any taxing authority or any tax laws, including but not limited to the Code and any applicable state, local or foreign tax laws, (B) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (C) no tax liens have been filed and no claims are being asserted in writing with respect to any Taxes and (D) no examinations or inquiries are currently being conducted by any taxing authority.

          (iii) Except as set forth in Schedule 4(g)(iii), (A) neither Seller nor any of its affiliates has made with respect to any Company, or any property held by any Company, any consent under Section 341 of the Code, (B) no property of any Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code and (C) no Company is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (iv) Except as set forth in Schedule 4(g)(iv), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax returns required to be filed with respect to any Company, and neither any Company nor any Affiliated Group has requested any extension of time within which to file any Tax return, which return has not yet been filed.

          (v) Reserves sufficient for the payment of all Taxes, other than income Taxes, have been established.

         (h) TANGIBLE PERSONAL PROPERTY. Schedule 4(h) is a list, which has been prepared by the Management Group, of each item of tangible personal property which will be owned or leased by any Company as of the Closing. To the best of Seller's and ARI's knowledge, except as described in Schedule 4(h), each Company owns all of its tangible personal property listed on Schedule 4(h) and all other tangible personal property reflected on each of its books and records as being owned by each of it, free and clear of all liens and encumbrances, except for liens for ad valorem property taxes not yet due and payable, purchase money security interests arising in the ordinary course of their respective businesses, and each Company is entitled to possession of its leased tangible personal property listed on Schedule 4(h), with all such leases being valid and in full force and effect.

         (i) REAL PROPERTY. Schedule 4(i) is a list, which has been prepared by the Management Group, of all real property which will be owned by each Company as of the Closing. To the best of Seller's and ARI's knowledge, Schedule 4(i) is (i) a true and complete description of all real property which will be owned by each Company as of the Closing and all buildings and other structures located thereon; (ii) an identification of all leases, subleases, easements, licenses or other agreements, together with all amendments thereto, under which each Company will be, as of the Closing, a lessor, lessee, licensor, licensee, grantor, grantee or other party with respect to any real property or any interest therein (except where a Company acquired its interest in such real property subject to any of the foregoing); and (iii) an identification of all options which will be held by each Company as of the Closing or contractual obligations which will exist on the Closing Date on the part of each Company to purchase or acquire any interest in any real property. Except as indicated in Schedule 4(i), to the best of Seller's and ARI's knowledge, (i) each of Company owns the real property described in Schedule 4(i) as owned by it in fee, free
and  clear  of   all  liens,  encumbrances,  equities,  claims, covenants,
conditions, reservations, restrictions, easements, rights, rights of way and other agreements arising by, through or under Seller or any Company or any of its or their affiliates; (ii) each of the leases, subleases, easements, licenses, agreements and options described in Schedule 4(i) is a valid, binding, enforceable agreement of each of the parties thereto, and is in full force and effect, and each Company has performed all covenants and obligations in all material respects required to be performed by it under such lease, sublease, easement, license, agreement and option and there exists no material default or event which, with lapse of time or notice to it, would constitute a material default by such Company; and
(iii) neither Seller nor any Company has received any notice that a lessor, grantor, licensor or optionor under any of such leases, subleases, easements, licenses, agreements or options intends to cancel or terminate any of such leases, subleases, agreements, licenses or options or to exercise or not to exercise any option of any of such leases, subleases, easements, licenses or agreements. To the best of Seller's and ARI's knowledge, there are no eminent domain or condemnation proceedings pending or, threatened against any asset or property of any Company.

           (j)  CONTRACTS.    Schedule  4(j)  has  been  prepared by   the
Management Group. To the best of Seller's and ARI's knowledge, Schedule 4(j) contains a list of agreements, contracts, personal property leases (other than those listed on Schedule 4(i)) and commitments (whether written or oral) to which, as of the Closing Date, any Company will be a party or which, as of the Closing Date, will affect or bind any Company or any of its property (including the Included Assets) (except those made in the ordinary course of business and requiring aggregate future payments or performance by any Company or receipts having a value of less than $30,000), including without limitation, the following:

               (a) notes, mortgages, indentures, loan or credit agreements, equipment lease agreements, security agreements and other agreements and instruments reflecting obligations for borrowed money or other monetary indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to any Company or related to its business and binding agreements or commitments to enter into any such agreements or commitments;

               (b) management consulting and employment agreements and binding agreements or commitments to enter into same;

               (c) coal sales agreements, purchase orders, contract bids or other agreements and commitments to sell or offer to sell coal, or to purchase or offer to purchase coal;

               (d) coal sales agency agreements or commitments authorizing any person to act as agent for the purchase or sale of coal or to otherwise represent any Company in connection with the purchase or sale of coal;

               (e) contract mining agreements, whether as contract miner or owner/employer;

               (f) processing, storage, loading or transloading agreements or other agreements or commitments pursuant to which any Company utilizes or is obligated to utilize any preparation plant, stockpile area, crushing plant, screening plant, tipple, processing facility, rail car or unit train loading facility, barge loading facility or other installation or facility owned, leased or used by it to process, wash, crush, grade, screen, store, load, transload or ship coal for persons other than a Company (a "Third Party") or any agreement or contract pursuant to which any Third Party utilizes or is obligated to utilize any preparation plant, stockpile area, crushing plant, screening plant, tipple, processing facility, rail car or unit train facility, barge loading facility or other installation or facility owned, leased or used by such Third Party to process, wash, crush, grade, screen, store, load, transload or ship coal for any Company;

               (g) agreements relating to the transportation and movement of coal mined or sold by any Company or agreements or commitments for any rates, tariffs or other charges applicable to such transportation or movement;

               (h) agreements to pay any overriding royalty, finder's fee, commission or other compensation or consideration or to pay any person in connection with or related to the identification, purchase, sale, leasing or other acquisition of any real property, equipment, machinery, personal property, lease, contract, opportunity, permit, license, authorization or other right or asset, tangible or intangible, of any Company;

               (i) option, purchase and sale or lease agreements involving any real property, equipment, machinery, personal property or other asset, tangible or intangible;

               (j) agreements and purchase orders entered into or issued in the ordinary course of business for the purchase or sale of goods (other than coal), services, supplies or capital assets;

               (k) joint venture or other agreements involving the sharing of profits or losses;

               (1) contracts  or  agreements  with   ARI,  Seller, or  any
subsidiary or affiliate of either, or any director or officer of ARI, Seller, or any subsidiary or affiliate of either, or any person who is an immediate relative of any such person, or any combination of such persons;

               (m) outstanding powers of attorney empowering any person, company or other organization to act on behalf of any Company;

               (n) outstanding  guarantees,    subordination  agreements,
indemnity agreements and other similar types of agreements, whether or not entered into in the ordinary course of business, which any Company is or may become liable for or obligated to discharge, or any asset of any Company is or may become subject to the satisfaction of, any indebtedness, obligation, performance or undertaking of any other person, except for indemnification agreements contained in any of the instruments listed in the Schedules hereto;

               (o) contracts, orders, decrees or judgments preventing or restricting any Company from carrying on business in any location;

               (p) agreements, contracts or commitments relating to the acquisition of the outstanding capital stock or equity interest of any business enterprise; and

               (q) contracts, commitments or obligations not made in the ordinary course of business and having unexpired terms in excess of one year or requiring aggregate future payments or receipts in excess of $30,000 or otherwise material to the business or operations of any Company.

Buyer has had access and has obtained for itself true and complete copies of all such written leases, agreements, contracts, commitments and related
agreements   listed   on   Schedule   4(j),   including   all  amendments,
modifications, waivers and elections applicable thereto.

          To the best of Seller's and ARI's knowledge, except as set forth in Schedule 4(j), such leases, agreements, contracts, commitments and related agreements are valid and binding, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights) and are in full force and effect. To the best of Seller's and ARI's knowledge, except as disclosed in Schedule 4(j), there is not under any such lease, contract, agreement, commitment or related agreement, any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or material default), by Seller or any Company, or to the knowledge of Seller and ARI any other party thereto.

          (k) LITIGATION; DECREES. No Company is a party to any material (i.e., amount in controversy in excess of $100,000) lawsuit, claim (including without limitation claims for occupational pneumoconiosis, occupational injury and occupational disease), proceeding or investigation, and to the best of Seller's and ARI's knowledge, no such lawsuit, claim, proceeding or investigation has been threatened in writing within the last 24 months, by or against or affecting any Company or any of its properties, assets, operations or businesses other than as set forth on Schedule 4(k). No Company is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its properties, assets, operations or businesses.

          (l) BENEFIT PLANS. (i) To the best of Seller's and ARI's knowledge, no Company has ever maintained or contributed to, or now maintains or contributes to, any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (referred to herein as a "Pension Plan") or "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (referred to herein as a "Welfare Plan") except such Welfare Plans
disclosed  on  Schedule  4(l)(i).   Schedule  4(l)(i)  also discloses  any
deferred compensation plan, bonus plan, incentive plan, disability or other group insurance plan, stock option plan, employee stock purchase plan, vacation plan, severance plan, sick leave plan or policy, holiday plan or policy, maternity leave plan or policy or any other benefit plan, program, agreement (including employment agreement or union contracts), arrangements or commitments of any kind, maintained by any Company, that is not a Pension Plan or Welfare Plan. Seller has delivered to Buyer true, complete and correct copies of (A) each plan disclosed on Schedule 4(l)(i) (a
"Company   Plan")  (or,  in  the  case  of  any  unwritten  Company Plans, descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Plan (if any such report was required by applicable law), (C) the most recent summary plan description for each Company Plan for which a summary plan description is required by applicable law and (4) each trust agreement and insurance or annuity contract relating to any Company Plan.

          (ii) To the best of Seller's and ARI's knowledge, each Company Plan has been administered in all material respects in accordance with its terms, except as disclosed in Schedule 4(l)(ii). To the best of Seller's and ARI's knowledge, each Company, its subsidiaries and all Company Plans are in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except as disclosed in Schedule 4(l)(ii). To the best of Seller's and ARI's knowledge, except as disclosed in Schedule 4(l)(ii), all reports, returns and similar documents with respect to the Company Plans required to be filed with any governmental agency or distributed to any Company Plan participant have been duly and timely filed or distributed. To the best of Seller's and ARI's knowledge, except as disclosed in Schedule 4(l)(ii), there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Plans), suits or proceedings against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (iii) To the best of Seller's and ARI's knowledge, each Company Plan that is a Welfare Plan (including any Welfare Plan covering retirees or other former employees) may be amended or terminated without material liability to any Company on or at any time after the Closing Date. To the best of Seller's and ARI's knowledge, the Companies and its subsidiaries comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Company Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

          (iv) To the best of Seller's and ARI's knowledge, neither Seller nor any Commonly Controlled Entity (as defined below) maintains a Pension Plan subject to Title IV of ERISA or Section 412 of the Code.

          (v) To the best of Seller's and ARI's knowledge, except as disclosed in Schedule 4(l)(v), at no time within the five years preceding the Closing Date has Seller or any person or entity that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (each a "Commonly Controlled Entity") been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), and neither Seller nor any Commonly Controlled Entity has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any multiemployer plan. To the best of Seller's and ARI's knowledge, except as
disclosed  on  Schedule  4(l)(v),  no  action   has   been   taken and  no
circumstances exist that, alone or with the passage of time, could result in either a partial or complete withdrawal from any multiemployer plan.

          (vi) Schedule 4(l)(vi) sets forth and identifies all agreements to which any Company is a party, whether oral or in writing, with present or former officers, directors or employees of, or consultants to, any Company which (A) obligate any Company to pay, on any date or dates during the remaining term of such agreement, an aggregate amount in excess of $100,000, or (B) cannot be terminated on 60 days' notice.

          (vii) To the best of Seller's and ARI's knowledge, neither any Company nor any related person (within the meaning of section 9701(c)(2) of the Code) has any liability under subtitle J of the Code (Coal Industry Health Benefits).

          (viii) To the best of Seller's and ARI's knowledge, except as set forth in Schedule 4(l)(viii), no employee or former employee with any Company or any beneficiary thereof will become entitled to any bonus, severance, job security or similar benefits or any enhanced benefits as a result of the transactions contemplated hereby.

          (m)  ABSENCE  OF  CHANGES  OR  EVENTS.   Except  as disclosed on
Schedule 4(m) or otherwise expressly permitted by the terms of this Agreement (including without limitation the distribution of Excluded Assets and excess working capital as contemplated by this Agreement), to the best of Seller's and ARI's knowledge, there has not been any material adverse
change  in  the  business,   assets,  financial  condition  or results  of
operations of the Companies taken as a whole since June 30, 1995 to the date hereof; and to the best of Seller's and ARI's knowledge, Seller has caused the business of each Company, since June 30, 1995 to the date hereof, to be conducted in the ordinary course and has made all reasonable efforts consistent with past practices to preserve each such Company's relationships with customers, suppliers and others with whom such Company deals.

          (n) COMPLIANCE WITH APPLICABLE LAWS. (i) Except as set forth in Schedule 4(n), which has been prepared by the Management Group, to the best of Seller's and ARI's knowledge, each Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of
any  governmental  authority   or   instrumentality,  domestic  or foreign
(including, without limitation, the Surface Mining Control and Reclamation Act of 1977, as amended ("SMCRA"), the Federal Mine Safety and Health Act of 1977, as amended, and the Black Lung Benefits Reform Act of 1977, as amended), except where noncompliance (individually or in the aggregate) would not have a material adverse effect on the business, assets, condition
(financial  or otherwise) or results of operations  of  such Company.   In
addition, each of the Companies is in material compliance with, and in good standing under, applicable workers' compensation and black lung laws. Except as set forth in Schedule 4(n), to the best of Seller's and ARI's knowledge, Seller has not received any written communication from a governmental authority that alleges that any Company is not in compliance, in all material respects, with all material Federal, state, local or foreign laws, ordinances, rules and regulations.

          (ii) Except as set forth in Schedule 4(n), to the best of Seller's and ARI's knowledge without investigation none of the operations or properties of any Company is the subject of any Federal, state or foreign investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance (as hereinafter defined) into the environment, and neither Seller nor any Company has received any written communication from a governmental authority that alleges that any Company is not in compliance, and each Company is in compliance, in all respects, except where noncompliance (individually or in the aggregate) would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Company, with all Federal, state, local or foreign laws, ordinances, codes, rules and regulations relating to the environment ("Environmental Laws"). To the best of Seller's and ARI's knowledge, except as set forth in Schedule 4(n), Seller (in respect of the business of each Company) and each Company have filed all notices and compliance reports required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment. Except as set forth in Schedule 4(n), to the best of Seller's and ARI's knowledge without investigation no Company has any material contingent liabilities in respect of its business in connection with any Hazardous Substance that individually or in the aggregate would have a material adverse effect on the business, assets,
condition  (financial   or   otherwise)   or  results  of  its operations.
"Hazardous Substance" shall mean: (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, Super Fund Amendments and Reauthorization Act and any so-called superfund or superlien law, or any other Environmental Law, including Environmental Laws relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material in effect on the date of this Agreement, (ii) petroleum, asbestos or PCBs and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Federal, state, foreign or local governmental authority pursuant to any Environmental Law or any health and safety or similar law, code, ordinance, rule or regulation, order or decree, and which may or could pose a hazard to the health and safety of workers at or users of any properties of any Company or cause
offsite   damage  to  adjacent  property  owner  or  cause  damage to  the environment.

          (iii) To the best of Seller's and ARI's knowledge, neither Seller nor any person or entity "owned or controlled" by Seller nor any person or entity which "owns or controls" Seller has been notified by the Federal Office of Surface Mining or the agency of any state administering the SMCRA (or any comparable state statute), that it is (A) ineligible to receive additional surface mining permits or (B) under investigation to determine whether its eligibility to receive such permits should be revoked, I.E., "permit blocked", except as set forth on Schedule 4(n)(iii). As used herein, the terms "owned or controlled" and "owns or controls" shall be defined as set for in 30 C.F.R. <section> 773.5 (1991).

          (o)  EMPLOYEE  AND LABOR  RELATIONS.   Except  as  set forth  on
Schedule 4(o), no Company is a party to, bound by, or negotiating any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any employee of any Company represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of any Company.
There are no formal union organizational campaigns or representation proceedings underway or to the best of Seller's and ARI's knowledge pending or planned with respect to any employees of any Company nor to the best of Seller's and ARI's knowledge are there any existing or pending or planned labor strikes, work stoppages, slowdowns, disputes, grievances, unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any employee of any Company, or affecting operations at or deliveries to any mine or other facility of any Company. To the best of Seller's and ARI's knowledge, except as described on Schedule 4(o) or
Schedule 4(l)(i), each Company has at all times complied in all material respects with all applicable provisions of the National Labor Relations Act, as amended, the Fair Labor Standards Act, as amended, and all other Federal and state laws, regulations, and executive orders pertaining to employment, including without limitation all provisions thereof relating to wages, hours and conditions, collective bargaining, and the payment of unemployment benefits and taxes therefor, FICA taxes and all similar taxes, and worker's compensation and occupational disease benefits. Except as described on Schedule 4(o) or Schedule 4(l)(i), to the best of Seller's and ARI's knowledge, no Company has any liability for any arrearages of wages or for any delinquent unemployment, FICA or other employee taxes or for any penalties or interest for failure to timely pay any such taxes due. To the best of Seller's and ARI's knowledge, no Company has pending against it any unfair labor practice charges, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body or arbitrator arising under any Federal or state law, regulation or executive order governing employment.

          (p)  LICENSES; PERMITS.  Schedule  4(p)  has been prepared by the
Management   Group.    To  the  best  of  Seller's  and  ARI's  knowledge,
Schedule 4(p) sets forth a true and complete list of all material licenses, permits, certificates, bonds, approvals and other such authorizations issued or granted to each Company by local, state or Federal governmental authorities or agencies. To the best of Seller's and ARI's knowledge, except as disclosed on Schedule 4(p), all material licenses, permits, certificates, bonds, approvals or other such authorizations of each Company are validly held by it, each Company has complied with all material requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the
consummation  of the transactions contemplated  hereby.   To  the best  of
Seller's and ARI's knowledge, each Company has all material licenses, permits, certificates, bonds, approvals and other such authorizations from local, state or Federal government authorities or agencies which are necessary for the conduct of each Company's business.

         (q) BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 4(q) contains a complete and correct list and summary description showing (i) the name of each bank in which any Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from any Company.

          (r)  TRANSACTIONS  WITH  AFFILIATES.   Except as set forth in the
Schedules hereto, no Company has any outstanding contract, agreement or other arrangement with Seller, ARI or any of its subsidiaries which will continue in effect subsequent to the Closing.

         (s)   PATENTS AND TRADEMARKS.   To  the best of Seller's and ARI's
knowledge, no Company has any patents, trademarks, tradenames, service marks, copyrights or patent applications pending, and are not subject to any license agreements with third parties or agreements requiring royalty or other payments in respect of such matters except as set forth on
Schedule 4(s). To the best of Seller's and ARI's knowledge, there are no claims pending or threatened against any Company with regard to the
infringement   of  any  patents,  trademarks,  tradenames,  service marks, copyrights or patent applications pending.

         (t) INSURANCE. Schedule 4(t) contains a complete and correct list and summary description of all policies of insurance which are in effect, including amounts thereof, in which any Company is named as the insured party, has a beneficial interest or for which it has paid any premiums. Such policies are in full force and effect and insure all assets and property of each Company against loss or damage in amounts as set forth in such policies. Until the Closing Date, Seller will cause each Company to maintain in full force and effect its presently existing insurance coverage, or insurance comparable to such existing coverage.

          (u) AS IS. BUYER AND THE ADDINGTON GROUP ACKNOWLEDGE THAT THE ADDINGTON GROUP HAS BEEN INVOLVED IN THE OPERATIONS OF THE COMPANIES FROM THEIR INCEPTION, AND THAT THE ADDINGTON GROUP IS WELL FAMILIAR WITH THE COMPANIES AND THEIR OPERATIONS, ASSETS AND LIABILITIES. THE REPRESENTATIONS AND WARRANTIES OF SELLER ARE A MATERIAL PART OF THIS AGREEMENT. THE LIMITATIONS AND QUALIFICATIONS OF SELLER'S REPRESENTATIONS AND WARRANTIES ARE ALSO A MATERIAL PART OF THIS AGREEMENT. EXCEPT AS
EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN DOCUMENTS OR INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS REGARDING THE VALUE OR CONDITION OF THE ASSETS OF THE COMPANIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSETS OF THE COMPANIES WILL BE HELD BY THE COMPANIES AT CLOSING "AS IS, WHERE IS" WITH NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO TITLE, OWNERSHIP, USE, POSSESSION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUANTITY OR QUALITY OF RESERVES, MINING COSTS OR RATIOS, GRADE, RECOVERABILITY, VALUE, MINEABILITY, CONDITION, OPERATION, DESIGN, CAPACITY, TAX TREATMENT OR OTHERWISE, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE
EXPRESSLY DISCLAIMED.   NOTHING  CONTAINED  HEREIN  SHALL  BE CONSTRUED TO
DIMINISH OR LIMIT THE EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT, AS THE SAME MAY BE LIMITED OR QUALIFIED HEREIN.

          5.  COVENANTS.

          5A.  COVENANTS   OF  SELLER.   Seller  covenants  and agrees  as
follows:

          (a) ACCESS. Seller shall, and shall cause each Company, and its or their officers, directors, employees and agents to, afford the officers, employees and agents of Buyer complete access at all reasonable times, from the date hereof to the Closing, to its or their officers, employees, agents, properties, books and records, and shall furnish Buyer all financial, operating and other data and information as Buyer, through its officers, employees or agents, may reasonably request, but only to the extent that any of the foregoing relates to any Company. Subject to applicable law or court orders, Buyer shall cause all such information of a
non-public  nature to be retained confidentially.   If  this Agreement  is
terminated, Buyer shall promptly return all such information of a non-public nature provided by Seller, and shall promptly destroy all analyses, compilations, studies or other documents of or prepared by the Buyer from such non-public information. If this Agreement is terminated, Buyer shall not use or disclose any confidential information obtained from Seller or the Companies, or other information concerning the business or properties of the Seller or the Companies. Buyer shall be responsible for maintaining the confidentiality of such confidential and trade secret information and ensuring that such information is not used or disclosed by its employees, affiliates and agents, and Buyer shall be responsible for the acts of its agents, employees and affiliates in that regard.

          (b) PRO FORMA BALANCE SHEET. Schedule 5A(b) sets forth a pro forma balance sheet (the "Pro Forma Balance Sheet") reflecting the assets, liabilities and working capital which each Company would have had if the Closing had occurred on July 31, 1995 after the distribution of the Excluded Assets and the Excluded Liabilities.

          (c) SUPPLEMENTAL DISCLOSURE. Seller shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known to Seller at the date of this Agreement, would have been required to be set forth or described in such Schedules; PROVIDED, HOWEVER, that, (i) for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by Buyer, and (ii) no such supplemental disclosure shall be required as a result of any act or omissions of the Companies taken or permitted to be taken by the Directors (or any of them) pursuant to Section 1(b) or otherwise.

          (d) NO SOLICITATION. (i) Seller shall not, nor shall it permit any of its affiliates to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Seller or any of its affiliates to, (A) solicit or initiate, or encourage the submission of, any Alternative Proposal (as hereinafter defined), (B) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal; PROVIDED, HOWEVER, that to the extent required by the fiduciary obligations of the Board of Directors of Seller or ARI, as determined in good faith by such Board of Directors, Seller may
(1) in response to an unsolicited request therefor, furnish information with respect to any of the Companies to any person pursuant to a customary confidentiality agreement (as determined by Seller's independent counsel) and discuss such information with such person, and (2) upon receipt by the Company of an Alternative Proposal, participate in negotiations regarding such Alternative Proposal. For purposes of this Agreement, "Alternative Proposal" means any proposal for a merger or other business combination involving any of the Companies or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of any of the Companies, other than the transactions contemplated by this Agreement.

          (ii) If the Board of Directors of Seller or ARI receives an Alternative Proposal that, in the exercise of its fiduciary duties, it determines to be a Superior Proposal (as hereinafter defined), the Board of Directors may (subject to the following sentences) enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following Buyer's receipt of written notice (a "Notice of Superior Proposal") advising Buyer that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if Seller proposes to enter into an agreement with respect to any Superior Proposal, it shall pay, or cause to be paid, to Buyer the Expense Reimbursement (as defined in
Section  5A(e)).   For  purposes  of  this Agreement, a "Superior Proposal"
means  any  bona  fide  Alternative  Proposal   to   acquire, directly  or
indirectly, for consideration consisting of cash and/or readily marketable securities or royalties, any of the Companies or all or substantially all the assets of any of the Companies, and otherwise on terms that the Board of Directors of Seller determines in its good faith reasonable judgment to be more favorable to ARI's stockholders other than the Addington Group than the transactions contemplated by this Agreement.

          (iii)  In addition  to  the  obligations  of  Seller set forth in
Section 5A(d)(ii), Seller shall promptly advise Buyer orally and in writing of any request for information or of any Alternative Proposal, or any inquiry with respect to or that could lead to any Alternative Proposal, the material terms and conditions of such request, Alternative Proposal or inquiry, and the identity of the person making any such Alternative Proposal or inquiry. The Seller will keep Buyer reasonably informed of the status and details of any such Alternative Proposal or inquiry.

          (e)  FEES AND EXPENSES.  (i) Except as provided  below,  all fees
and   expenses   incurred   in  connection  with  this  Agreement and  the
transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

          (ii) The Seller shall reimburse, or cause to be reimbursed, to the Buyer its documented out-of-pocket expenses, including attorney fees, reasonably incurred by the Buyer in connection with the transactions contemplated hereby (the "Expense Reimbursement"), concurrently with the Seller entering into any agreement with respect to any Superior Proposal in accordance with Section 5A(d); unless Buyer or the Addington Group shall have failed to perform in any material respect any of their obligations under this Agreement, provided that Seller shall in no event be obligated to reimburse Buyer and the Addington Group more than $350,000.00 of out-of-pocket expenses, plus any reasonable commitment fee paid to Buyer's financing source.

          5B.  COVENANTS OF BUYER.  Buyer covenants and agrees as follows:

          (a) BUYER'S ACTIONS. Buyer shall not take, nor permit the Directors to take, any action that would, or that could reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement becoming untrue in any material respect, or (ii) any of the conditions to the purchase and sale of the Shares not being satisfied in any material respect; and Buyer shall cooperate with Seller in the removal of liability and obligations under bonds and guarantees as
contemplated   in   Section  3(b)(vii)  hereof,  including replacement  of
guarantees with those  of  Buyer,  subject  to  the  provisions  of Section
3(b)(vii).    Buyer  also  agrees  to  provide  such  financial and  other information of Buyer as is necessary to accomplish such replacement or substitution. If the removal of liabilities and obligations are unable to be obtained as of the Closing Date with respect to each of those bonds and guarantees described on Schedule 5B(a), or with respect to those bonds and guarantees described on Schedule 3(b)(vii) if any such bonds or guarantees are waived as a condition to Seller's obligation to close, then Buyer shall indemnify the applicable guarantor or obligor from and against such liability, obligation, loss or expenses arising out of or with respect to such bonds and guarantees and shall execute an indemnity agreement to that effect in a form reasonably satisfactory to Seller. After the Closing Date, Buyer shall also continue to also use its best efforts to remove the parties listed on Schedule 5B(a) from such liabilities or obligations. These foregoing provisions are supplementary to, and do not waive or supersede, the provisions of the letter agreement, dated August 14, 1995, between ARI and Larry Addington, relating to ARI's guaranty of the capital lease financing provided by Provident Bank to TMI.

          (b) SUPPLEMENTAL DISCLOSURE. Buyer shall have the continuing obligation until the Closing to supplement, or amend its Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by Seller.

          (c) PLANNED CLOSING OF ANY COMPANY EMPLOYMENT SITE. Prior to the Closing, Buyer shall have the continuing obligation to immediately advise Seller of any planned or intended closing of any Company's employment sites existing immediately prior to the Closing, or layoff of any Company's employees employed immediately prior to Closing, where such closing or layoff may or will be sufficient to invoke coverage of the Worker Adjustment and Retraining Notification Act of 1989 for such Company.

          (d) ORDINARY CONDUCT. Except as set forth on Schedule 5B(d) or otherwise expressly permitted by the terms of this Agreement, or as necessary in connection with taking such actions with regard to the assets and liabilities of the Companies as are contemplated by this Agreement (including without limitation the distribution of Excluded Assets as contemplated by this Agreement), from the date hereof to the Closing, Buyer in exercising its management responsibility under this Agreement will cause the business of each Company to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all
reasonable  efforts  consistent  with   past   practices  to preserve  its
relationships with customers, employees, suppliers and others with whom such Company deals. In addition, except as set forth on Schedule 5B(d) or otherwise expressly permitted by the terms of this Agreement (including without limitation the distribution of Excluded Assets as contemplated by this Agreement), neither Buyer nor Seller will permit any Company to do any of the following without the prior written consent of Seller or Buyer respectively:

          (i) amend its Articles of Incorporation or By-laws;

          (ii) declare or pay any dividend or make any other distributions to its shareholders whether or not upon or in respect of any shares of its capital stock;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relting thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) grant to any employee, officer or director any increase in compensation or benefits, or enter into any employment contract or adopt, amend or terminate any profit sharing, compensation, bonus, deferred
compensation,  pension,  retirement   or   other   employee benefit  plan,
agreement, fund, trust or arrangement, for the benefit or welfare of any employee;

          (v) incur   or   assume   any  liabilities,  capitalized leases,
operating leases, bonds (without the prior written consent of the Seller, which will not be unreasonably withheld or delayed), obligations or
indebtedness  for  borrowed  money  or  guarantee  any   such  liabilities,
obligations or indebtedness;

          (vi) permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind;

           (vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

          (viii) except as contemplated by this Agreement, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Buyer or any of its affiliates;

          (ix) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

          (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory) which are material individually, or in the aggregate, to such Company;

          (xi) make or incur any capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $25,000;

          (xii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with past practice;

          (xiii) enter into any lease of real property;

          (xiv) enter into any new commitments for the sale or purchase of coal or the purchase or disposition of coal properties or amend any existing coal sales agreements;

          (xv) hire or terminate any employee of the Companies without cause, or pay or agree to pay any severance or termination pay with respect thereto;

          (xvi) engage in any transaction with the Addington Group or any of its affiliates (except as permitted by this Agreement); or

          (xvii) agree, whether in writing or otherwise, to do any of the foregoing.

          Buyer shall not, and shall not permit any Company to, take any action that would, or that could reasonably be expected to, result in
(i) any of its representations and warranties set forth in this Agreement becoming untrue, (ii) any of the representations and warranties of Seller set forth in this Agreement becoming untrue, or (iii) any of the conditions to the purchase and sale of the Shares not being satisfied.

          6.   REPRESENTATIONS  AND  WARRANTIES  OF  BUYER.   Buyer and the
Addington Group, jointly and severally, hereby represent and warrant to Seller as follows:

          (a) AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and the Addington Group and constitutes a valid and binding obligation of Buyer and the Addington Group, enforceable against Buyer and the Addington Group in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give right to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Buyer under, any provision of
(i) the Business Corporation Act of Kentucky, (ii) the Articles of Incorporation or bylaws of Buyer, (iii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer and the Addington Group is a party or by which any of its properties are bound or (iv) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer and the Addington Group or its property or assets. No consent, approval, license, permit order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Buyer or the Addington Group in connection with the execution and delivery of this Agreement or the consummation by Buyer and the Addington Group of the transactions contemplated hereby, other than (A) compliance with and filings under the HSR Act and (B) compliance with and filings under
Section 13(d) or 16, as the case may be, of the Exchange Act.

          (b) ACTIONS AND PROCEEDINGS, ETC. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Buyer or the Addington Group which have an adverse effect on the ability of Buyer and the Addington Group to consummate the transactions contemplated hereby or (ii) actions, suits,
claims   or   legal,   administrative   or   arbitration  proceedings   or
investigations pending or, to the best knowledge of Buyer, threatened against Buyer or the Addington Group, which are likely to have a material adverse effect on the ability of Buyer and the Addington Group to consummate the transactions contemplated hereby.

          (c) CONSENTS. Subject to Section 6(a), no consent of any party and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority is required in connection with the execution, delivery, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby and thereby.

          (d) QUALIFICATION. Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or
the   ownership,  leasing  or  holding  of  its   properties  makes   such
qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, conditions (financial or otherwise) or results of operations of Buyer. Buyer has made available to Seller true and complete copies of its Articles of Incorporation, as amended to date, and its bylaws, as in effect on the date hereof.

          (e) NO BROKER. Buyer has not retained any broker or finder nor has any finder or broker acted on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby.

          (f)  INVESTMENT  INTENT.   Buyer  and  the  Addington Group  are
acquiring the Shares solely for their own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and have no present intention or plan to effect any resale, assignment or distribution of the Shares. Buyer and the Addington Group acknowledge that the Shares have not been registered or qualified under the Securities Act of 1933 or any state securities laws and may be sold, assigned, pledge or otherwise disposed of in the absence of such registration only pursuant to an exemption from such registration. Buyer and the Addington Group acknowledge that the certificates evidencing the Shares shall each bear a restrictive legend to the foregoing effect. Buyer and the Addington Group have received such information from Seller and the Companies as they have requested and acknowledge that there are no representations or warranties, express or implied, except as expressly set forth in this Agreement.

          (g) CONTRACTS; COMMITMENTS. Except as set forth on Schedule 6(g), to the best of Buyer's and the Addington Group's knowledge, there are no contracts, commitments or agreements (whether written or oral) to which the Seller or any affiliate of the Seller (other than the Companies) is a party pertaining to management consulting and employment agreements, finder's fees, broker's or commission agreements, bonuses, or any binding agreements or commitments to enter into same.

          7.   MUTUAL  COVENANTS.   Each  of Seller and Buyer covenants and
agrees as follows:

          (a) COOPERATION. Buyer and Seller shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of each Company from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer or any Company that might result from the transactions contemplated hereby. Neither party shall be required by this Section 7(a) to take any action that would unreasonably interfere with the conduct of its business.

          (b) BEST EFFORTS. (i) Subject to the terms and conditions of this Agreement, each party will use its best efforts to cause the consents of or releases set forth in Section 3 to be obtained and the satisfaction of all other conditions to the Closing to occur.

          (ii) Seller shall use its best efforts to take, and cause to be taken, all actions and to do, and cause to be done, all things necessary, proper or advisable under applicable laws and regulations and otherwise, to obtain prior to Closing all authorizations, consents and waivers ("Consents") required from third parties to consummate and make effective the transactions contemplated by this Agreement (which Consents shall include without limitation those set forth on Schedule 4(a)), provided, however, that nothing contained herein shall require Seller, Buyer or any Company to assume any additional obligation or incur any additional liability in order to obtain Consents. Buyer shall reasonably cooperate in
such  efforts.   Each party agrees to keep the other  fully informed  with
respect to such efforts. In the event any Consent is not obtained prior to Closing despite the best efforts of Seller and Buyer, Buyer and Seller shall negotiate in good faith a mutually acceptable solution to the failure to obtain any required Consent, but if a mutually acceptable solution is not reached and the failure to obtain such Consent would have material adverse consequences to the transactions contemplated by this Agreement, then in such event the party or parties disadvantaged by failure to obtain such Consent shall have the right to terminate this Agreement without any further liability to the other party.

          (iii)   Notwithstanding   the  foregoing  provisions  of Section
7(b)(ii), with respect to consents required with respect to the documents specified on Schedule 3(b)(x) (the "Early Consents"), within 30 days of execution of this Agreement, Seller shall advise Buyer of any Early Consents Seller reasonably determines that it will not be able to obtain prior to Closing. Buyer shall thereupon have the right for an additional 15 days to pursue the obtaining of such Early Consents which Seller has determined are not obtainable. At the expiration of the aforesaid 45 day period, if Buyer and Seller have not been able to agree on a mutually acceptable solution to the failure to obtain any required Early Consent, then Seller shall have the right for a period of five days following expiration of such 45 day period to terminate this Agreement without any further liability to Buyer.

          (iv)   Buyer will use its best efforts to  obtain  the financing
required  hereunder,   and   shall  make  diligent  applications for  said
financing, and shall keep Seller reasonably informed of its progress in that regard.

          (c) ANTITRUST NOTIFICATION. Each of ARI and Buyer will as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Seller and Buyer will use its best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares. Each party shall be responsible for its filing fees relating to the filing of HSR Act notification and report form.

          (d) RECORDS. (i) On the Closing Date, Seller shall deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files (collectively, "Records"), in the possession of Seller relating to the business and operations of each Company to the extent not
then   in  the  possession  of  such  Company,  subject  to  the following exceptions:

          (A) Buyer recognizes that certain Records may contain incidental information relating to a Company or may relate primarily to subsidiaries or divisions of Seller other than such Company, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer; and

          (B) Seller may retain any Tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to any Company's separate returns or separate Tax liability (including any successor liability under Treas. Reg. 1.1502-6 or otherwise).

          (C) Seller shall be entitled to retain copies of such Records as it may desire for financial reporting, tax, employee benefits, liability and other business purposes.

          (ii) After the Closing, upon reasonable written notice, Buyer and Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, such information (including Records pertinent to each Company) and assistance relating to any Company as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax
claim   or  assessment;  PROVIDED,  HOWEVER,  that  such  access does  not unreasonably disrupt the normal operations of Seller, Buyer or such Company.

          (e) NON DISCLOSURE. Subject to applicable law or court order, each party shall cause all such information of a non-public nature obtained by it pursuant to this Agreement to be retained confidentially. If this Agreement is terminated, each party shall promptly return all such information of a non-public nature provided by the other party, shall promptly destroy all analyses, compilations, studies or other documents of or prepared by it from such non-public information, shall not use or disclose any such non-public information to third parties and shall take reasonable step to cause its agents and employees to comply with this provision.

          (f) LITIGATION SUPPORT. The parties shall cooperate with each other in the defense or contest, make available their personnel, and provide such testimony and reasonable access to their books and records as shall be necessary in connection with the defense or contest of any action, suit, proceeding, hearing, investigation, charge, complaint or claim which questions the validity of this Agreement or seeks to enjoin, retrain or prohibit the transactions contemplated by this Agreement.

          (g) RELEASE. Each of the parties shall execute and deliver at Closing a release substantially in the form of Exhibit E, mutually releasing each other from any claims or liabilities except those arising under the representations, warranties and covenants contained in this Agreement.

          8. FURTHER ASSURANCES. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          9.  INDEMNIFICATION.  (a)  TAX INDEMNIFICATION.

          (i) Seller shall indemnify Buyer and its affiliates (including each Company) and each of their respective officers, directors, employees and agents and hold them harmless from (A) all liability for Taxes of any Company for the Pre-Closing Tax Period, (B) all liability (as a result of Treasury Regulation <section> 1.1502-6 or otherwise) for Taxes of Seller, any Affiliated Group or any member of any Affiliated Group, (C) all liability for federal, state, and local income taxes resulting from the
Section 338(h)(10) election (or any comparable election under state or local Tax law) contemplated by Section 10(a) of this Agreement (other than state and local income taxes arising out of a failure of any state or local jurisdiction to treat a Section 338(h)(10) election in the same manner as such election is treated for federal purposes), (D) Seller's share of the Taxes for which it is responsible under Section 10(i) hereof, and (E) all liability for reasonable legal fees and expenses attributable to any item in clause (A), (B), (C) or (D) above.

          (ii) Buyer shall, and shall cause each Company to, indemnify Seller and its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from (A) all liability for Taxes of each such Company (other than Taxes described in clauses (i)(A), (i)(B), (i)(C) or (i)(D) of this Section 9(a)) (B) Buyer's share of the Taxes for which it is responsible under Section 10(i) hereof, and (C) all liability for reasonable legal fees and expenses attributable to any item in clause (A) or (B) above.

          (iii) In the case of any taxable period that includes (but does not end on) the Closing Date (each a "Straddle Period"):

          (A) real, personal and intangible property Taxes not reflected in the Companies Combined Net Working Capital as adjusted pursuant to Section 1(d)("Property Taxes") of any Company attributable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

          (B) the Taxes of any Company (other than Property Taxes and severance Tax) not reflected in the Companies Combined Net Working Capital as adjusted pursuant to Section 1(d) attributable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

Seller's indemnity obligation in respect of Taxes for a Straddle Period not reflected in the Companies Combined Net Working Capital as adjusted pursuant to Section 1(d) shall initially be effected by its payment to Buyer of the excess of (x) such Taxes for the Pre-Closing Tax Period over
(y) the amount of such Taxes paid by Seller or any of its affiliates (other than any Company) at any time plus the amount of such Taxes paid or accrued by any Company on or prior to the Closing Date. Seller shall initially pay such excess to Buyer within five days prior to the due date of any return,
report or form with respect to Straddle Period  Taxes.   If  the amount of
such Taxes paid by Seller or any of its affiliates (other than any Company) at any time plus the amount of such Taxes paid or accrued by any Company on or prior to the Closing Date exceeds the amount payable by Seller pursuant to the preceding sentence, Buyer shall pay to Seller the amount of such excess (a) in the case of Property Taxes, at the Closing (the "Closing Tax Adjustment Amount") and (b) in all other cases, within five days prior to the due date of the return, report or form with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this paragraph by Seller or Buyer with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

          (b) OTHER INDEMNIFICATION BY SELLER. Seller shall indemnify Buyer, its affiliates (including each Company) and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in paragraphs (a) and (g) of this Section 9) to the extent arising from (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered by it pursuant hereto (ii) any breach of any covenant of Seller contained in this Agreement, or (iii) any Excluded Liabilities, including any liability arising out of the assets, business or liabilities (contingent or otherwise) of ARI and its subsidiaries (other than those relating to the Companies). Seller's obligation to indemnify Buyer under this Section 9(b) shall be subject to the following:

          (A) There shall be no limitation on the amount of liability for breach of representations contained in Sections 4(a), (b), (c), (d), (e),
(g) and (s);

          (B) There shall be no limitation on the amount of liability for the Excluded Liabilities or the Excluded Assets;

          (C) For all other obligations to indemnify under Section 9(b), Seller shall be responsible only for claims or losses (i) exceeding $300,000.00 and only to the extent exceeding $300,000.00, (ii) of which Seller is notified pursuant to Section 17 within one year of the Closing.

          (c) INDEMNIFICATION BY BUYER. Buyer shall indemnify Seller, its affiliates, and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any Schedule, certificate, instrument or other document delivered by it pursuant hereto, (ii) any breach of any covenant of Buyer contained in this Agreement, (iii) any breach of the covenant of Buyer contained in this Agreement obligating Buyer to immediately notify Seller of any planned or intended closing of employment sites or layoff of employees, involving any Company's employment sites or employees existing immediately prior to the Closing, where such closing or layoff may or will be sufficient to invoke coverage of the Worker Adjustment and Retraining Notification Act of 1989 for such Company, (iv) any Assumed Liabilities, (v) any liabilities or obligations of any Company arising from violations of the covenants contained in Section 5B(d) and for which Seller did not give its consent, or (vi) any liabilities or obligations of any Company whether arising from events which occur prior to, on or after the Closing Date except to the extent Seller has breached any representation or warranty with respect thereto and except for any Excluded Liabilities. Buyer's obligation to indemnify under this Section 9(c) shall be subject to the following:

          (A) There shall be no limitation on the amount of liability for breach of representations contained in Section 6(a);

          (B) There shall be no limitation on the amount of liability for the Assumed Liabilities or for any liabilities or obligations of any Company (whether arising from events which occur prior to, on or after the Closing Date) except to the extent Seller has breached any representation or warranty with respect thereto and except for Excluded Liabilities; and

          (C) For all other obligations to indemnify under Section 9(c), Buyer shall be responsible only for claims or losses (i) exceeding $300,000.00 and only to the extent exceeding of $300,000.00, (ii) of which Buyer is notified pursuant to Section 17 within one year of the Closing.

          (d) LOSSES NET OF INSURANCE, ETC. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 9 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax and shall be
(i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit available to and/or realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage, expense or Tax. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before any item arising from the receipt of any indemnity recognizing payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage, expense or Tax.

          (e)  TERMINATION   OF   INDEMNIFICATION.    The  obligations  to
indemnify and hold harmless a party hereto (i) pursuant to Section 9(a) shall terminate 120 days after the time the applicable statute of limitations with respect to the Tax liability in question expires (giving effect to any extension thereof), (ii) pursuant to Section 9(b)(i) shall terminate when the applicable representation or warranty terminates
pursuant  to  Section 13,   (iii) pursuant  to  Section 9(h)(i) shall  not
terminate, (iv) with respect to any Excluded Liability including any liability arising out of the assets, business or liabilities (contingent or otherwise) of ARI and its subsidiaries (other than those relating to the Companies) shall not terminate, (v) with respect to the Assumed Liabilities, and any liabilities or obligations of the Companies (whether arising from events which occur prior to, on or after the Closing Date to the extent that Seller has breached any representation or warranty with respect thereto) shall not terminate, and (vi) pursuant to any other provision to indemnify and hold harmless hereunder shall terminate at the close of business one year following the Closing Date; PROVIDED, HOWEVER, that as to clauses (i) and (ii) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

          (f) PROCEDURES RELATING TO INDEMNIFICATION (OTHER THAN UNDER SECTIONS 9(A)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Sections 9(a) or (h)(i)) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except and unless to the extent the indemnifying party shall have been materially prejudiced as a result of such failure (the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the
indemnified  party   in  connection  with  the  defense  thereof.  If  the
indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed).

          (g) PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. If either Seller or Buyer receives a written claim from any taxing authority that, if successful, would result in an indemnity payment to Buyer, Seller or one of their respective affiliates (a "Tax Claim"), the party receiving such Tax Claim shall promptly notify the other party in writing of such Tax Claim.

          With respect to any Tax Claim (other than those relating solely to Taxes of any Company for a Straddle Period), the indemnifying party shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion forgo any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner. The indemnifying party shall, however, consider in good faith the advice of the indemnified party concerning the most appropriate forum in which to proceed and other related matters (it being understood, however, that all such decisions shall be left to the sole discretion of the indemnifying party). Buyer and Seller shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of any Company for a Straddle Period except for proceedings relating to Taxes of an Affiliated Group, which shall be controlled by Seller. Buyer, Seller, any Company and each of their respective affiliates shall cooperate with each other in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon request) the provision of records and information to the other party that are reasonably relevant to such Tax Claim.

          (h) The aggregate liability of Seller under this Section 9 shall not exceed the Purchase Price. The sole and exclusive remedy of Buyer for damages exceeding such amount shall be a right of rescission.

          (i) In no event shall either Buyer or Seller or any of their respective affiliates, directors, officers, agents or attorneys be liable for any indirect, special, extraordinary or consequential damages under this Agreement or with respect to the transactions contemplated hereunder or in the agreements attached as Exhibits hereto unless specifically and expressly permitted by the terms and provisions thereof.

          (j) The Addington Group hereby jointly and severally, guarantee the Indemnification obligations of the Buyer to Seller specified under
Section 9(a)(ii) and Section 9(c).

          (k) ARI hereby guarantees the Indemnification obligations of the Seller to Buyer specified under Section 9(a)(i) and Section 9(b).

          10. TAX MATTERS. (a) Buyer and Seller shall timely make a joint election under Section 338(h)(10) of the Code (and any comparable election under state or local Tax law) with respect to each eligible Company, and cooperate with each other in the completion and timely filing of such election in accordance with the provisions of Regulation
<section> 1.338(h)(10)-1  (or  any  comparable provisions of state or local
Tax law) or any successor provision.   Prior  to  the  Closing, Seller and
Buyer shall negotiate in good faith an agreement to allocate the Purchase Price and such allocation shall be set forth on Schedule 10(a) to be
attached  hereto.   Neither  Seller nor Buyer (nor any of their respective
affiliates) shall take any position on any Tax return or with any taxing authority that is inconsistent with the purchase price allocation set forth on Schedule 10(a).

          (b) For any Straddle Period, Buyer shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms (other than Tax returns, reports and forms of an Affiliated Group) required to be filed and will pay all Taxes due with respect to such returns, reports and forms; PROVIDED that Seller will reimburse Buyer (in accordance with the procedures set forth in Section 9(a)) for any amount owed by Seller pursuant to Section 9(a) with respect to the taxable periods covered by such returns, reports or forms. For any Straddle Period, Seller shall timely prepare and file all Tax returns, reports and forms of an Affiliated Group and Buyer shall cause the eligible Companies to consent to be included in such returns. For any taxable period of any Company that ends on or before the Closing Date, other than for returns, reports and forms which have been previously filed, Seller shall timely prepare at its own expense and furnish to such Company (other than Tax returns, reports and forms of an Affiliated Group) all Tax returns, reports and forms required to be filed, and will pay all Taxes due with respect to such returns, reports and forms in accordance with the provisions of Section 9(a). Buyer and Seller agree to cause each Company to file all Tax returns, reports and forms for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis.

          (c) Seller, each Company and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that each party and their respective affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by any Company or Seller to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer, Seller and their respective affiliates agree, and Buyer agrees to cause each Company, (i) to use its reasonable efforts to properly retain and maintain such records until such time as the other party agrees that such retention and maintenance is no longer necessary, and (ii) to allow Seller, Buyer and their respective agents and representatives (and agents or representatives of any of their affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the expense of the party requesting such copies.

          (d) Any refunds or credits of Taxes of any Company for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refunds or credits of Taxes of any Company for any taxable period beginning after the Closing Date shall be for the account of the Buyer. Any refunds or credits of Taxes of any Company for any Straddle Period shall be apportioned between Seller and Buyer in accordance with the formula in Section 9(a) as it relates to a Straddle Period. Other than for refunds or credits of an Affiliated Group, Buyer shall, if Seller so requests and at Seller's expense and if Buyer obtains, at Seller's expense, an opinion from outside tax counsel that such action does not cause Buyer material harm, cause any Company to file for and obtain any refunds or credits to which Seller is entitled under this Section 10(d). Buyer and Seller shall jointly control the presentation of any such refund claim made on behalf of Seller. Buyer shall cause each Company to forward to Seller any such refund due to Seller within 10 days after the refund is received (or reimburse Seller for any such credit within 10 days after the credit is allowed or applied against other Tax liability); PROVIDED, HOWEVER, that any such amounts payable to Seller shall be net of any Tax cost to Buyer or such Company, as the case may be, attributable to the receipt of such refund. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 9(g).

          (e) Seller shall be responsible for filing at its own expense any amended consolidated, combined or unitary Tax returns, reports or forms for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax returns are filed by any Company, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to such Company for approval (which approval should not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such returns.

          (f) Seller shall deliver to Buyer at the Closing a certificate stating that Seller is not a "foreign person" within the meaning of United States Treasury regulations Section 1.1445-2T(b)(2), in the form specified by such regulation.

          (g) On the Closing Date, Buyer will cause each Company to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date will not permit such Company to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or by this Agreement) that could result in Tax liability to such Company in excess of Tax liability associated with the conduct of its business in the ordinary course.

          (h) Seller shall cause the provisions of any Tax sharing or allocation agreement to which any Company is a party to be terminated on or before the Closing Date, such that such Company shall not have any obligation with respect to any such agreement after the Closing Date.

     (i) Notwithstanding any other provision of this Agreement, the Buyer and Seller shall each pay one half of the (i) expense for any applicable sales, use or other transfer tax relating to the transfer of any equipment, property or other assets conveyed pursuant to Section 3(c) of this Agreement, (ii) income Taxes arising from the transfer of such equipment, property or other assets, and (iii) liability for sales, use and other state and local transfer and excise taxes arising from the Section 338(h)(10) election (or any comparable election under state or local Tax law) contemplated by Section 10(a) of this Agreement.

          (j) In the event of a delay in the making of any payment relating to Taxes by Buyer, Seller, a Company or any other person required pursuant to Sections 9 and 10 hereof beyond the period expressly provided for herein, the payor shall, in addition, pay to the payee interest at the prime rate of interest of as published in and quoted by THE WALL STREET JOURNAL from time to time, which represents the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks.

          11. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that Buyer may assign its right to purchase the Shares hereunder to one or more subsidiaries or affiliates of Buyer without the prior written consent of Seller; PROVIDED FURTHER, HOWEVER, that no assignment shall limit or affect the assignor's obligations hereunder.

          12.  NO THIRD-PARTY BENEFICIARIES.  Except as may be provided in
Section 9, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          13.   SURVIVAL   OF   REPRESENTATIONS.  The  representations  and
warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of
Section 9 of this Agreement and (i) in the case of representations, other than those contained in Sections 4(a), (b), (c), (d), (e), (g) and (s) and in Sections 6(a)-(d) and (f), shall terminate at the close of business one year following the Closing Date, (ii) in the case of the representations contained in Sections 4(g) and (s) shall terminate upon the expiration of the applicable statute of limitations and (iii) in the case of the representations contained in Sections 4(a)-(e) and in Sections 6(a)-(d) and
(f) shall not terminate.

          14.   EXPENSES.   Whether  or  not the transactions contemplated
hereby are consummated, and except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          15. ATTORNEY FEES. Should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorney fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

          16. AMENDMENTS. No amendment to this Agreement shall be effective unless it shall be in writing and signed by both parties hereto. Each party acknowledges that no officer, employee, agent or other representative of the other party has authority, actual or apparent, to bind such other party to any amendment or other modification of this Agreement, except pursuant to a written document properly executed by an authorized representative of such other party.

          17. NOTICES. Notice and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy by the sending party, as follows:

          (i)  If to Buyer:

               Addington Acquisition Company, Inc.
               1500 North Big Run Road
               Ashland, Kentucky  41102
               (Telecopy No. (606) 928-9527)

               Attention: Larry Addington

               With copies to:

               Kevin J. Hable, Esq.
               Wyatt, Tarrant & Combs
               2800 Citizens Plaza
               Louisville, Kentucky  40202
               (Telecopy No. (502) 589-0308)

          (ii) If to Seller:

               Addington Resources, Inc.
               771 Corporate Drive
               Suite 1000
               Lexington, Kentucky 40503
               (Telecopy No. (606) 223-4178)

               Attention:  R. Douglas Striebel,
                           Chief Financial Officer

               With copies to:

               Howard P. Berkowitz
               Chairman of the Board
               888 Seventh Avenue
               New York, New York  10106
               (Telecopy No. (212 757-0577)

               and

               Stuart D. Freedman, Esq.
               Schulte, Roth & Zabel
               900 Third Avenue
               New York, New York  10022
               (Telecopy No. (212) 593-5955)

               and

               Paul E. Sullivan, Esq.
               Brown, Todd & Heyburn
               2700 Lexington Financial Center
               Lexington, Kentucky  40507
               (Telecopy No. (606) 231-0011)

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 17 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 17.

          18. INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. For purposes of this Section 19, a counterpart shall be deemed delivered when transmitted by facsimile and upon receipt of confirmation of such transmission by the delivering party.

          20. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          21. FEES. (a) Each party to this Agreement shall pay all expenses incurred by it or on its behalf in connection with the preparation, authorization, execution and performance of this Agreement, including, but not limited to, all fees and expenses of agents, representatives, counsel and accountants.

          (b) Each party to this Agreement shall hold the other party harmless with respect to any broker's, finder's or other similar agent's fee with respect to the transactions contemplated hereby claimed by any broker, finder or similar agent engaged or employed by the indemnifying party.

          22. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          23. CONSENT TO JURISDICTION. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of Boyd County, Kentucky, and (b) the United States District Court for the Eastern District of Kentucky, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer and Seller agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Eastern District of Kentucky or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Circuit Court of Boyd County, Kentucky. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Kentucky with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Circuit Court of Boyd County, Kentucky, or (b) the United States District Court for the Eastern District of Kentucky, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          24. NON-SOLICITATION OF PERSONNEL. Except for the employees whose names are set forth on Schedule 24 or otherwise agreed to by Seller and Buyer in writing, Seller hereby agrees that for a period of one year following the Closing Date neither it nor any person affiliated with it will, directly or indirectly, solicit or recruit any employee of any Company or any employee of Buyer or its affiliates previously employed by any Company or otherwise request or cause any such employee to terminate his or her employment with any Company or Buyer or its affiliates. Seller acknowledges that the covenant contained in this Section is reasonable and necessary to protect the legitimate business interests of Buyer.

          25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

          26. AFFILIATE DEFINED. As used in this Agreement, the term "affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with, any other person or entity.

          27.  TERMINATION.

          (a) If a condition to Buyer's obligation to close in Section 3(a) is not satisfied on or before December 31, 1995, then Buyer shall have the right to either waive the condition and acquire the Shares or terminate the parties obligation to close the sale of the Shares under this Agreement. If Buyer elects to acquire the Shares, then Buyer shall not seek indemnification from Seller with respect to the event or facts giving rise to the failure of the condition. If Buyer elects to terminate the parties' obligations to consummate the transactions contemplated by this Agreement by reason of such failure, then neither party shall have any liability to the other party in connection with the failure to close (other than a failure caused by a party's breach of its obligations under this Agreement), subject however to the provisions of Sections 1(h), 3(d), 7(e), 15 and 28.

          (b) If a condition to Seller's obligation to close in Section 3(b) is not satisfied on or before December 31, 1995, then Seller shall have the right to either waive the condition and sell the Shares or terminate the parties obligation to close the sale of the Shares under this Agreement. If Seller elects to sell the Shares, then Seller shall not seek indemnification from Buyer with respect to the event or facts giving rise to the failure of the condition. If Seller elects to terminate the parties' obligations to consummate the transactions contemplated by this Agreement by reason of such failure, then neither party shall have any liability to the other party in connection with the failure to close (other than a failure caused by a party's breach of its obligations under this Agreement), subject however to the provisions of Sections 1(h), 3(d), 7(e), 15 and 28.

          28. PUBLICITY. Through the period 30 days following Closing, neither Seller nor Buyer shall issue any public announcement regarding the terms of this Agreement or the transactions contemplated hereby without the prior consent of the other party, unless required by law in which event each party shall provide the other party with prior opportunity to comment
on any such public announcement.   After  the  Closing,  neither Buyer nor
Seller, nor any of their affiliates, shall use or disclose, or permit to be used or disclosed, any confidential information that is in their possession and which relates to the other parties to this Agreement and the Companies.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                     ADDINGTON HOLDING COMPANY, INC.


                              By /s/ Howard Berkowitz
                                  Name:   Howard Berkowitz
                                  Title:  Chairman


                              ADDINGTON RESOURCES, INC.


                               By /s/ Howard Berkowitz

                                  Name:   Howard Berkowitz
                                  Title:  Chairman


                              ADDINGTON ACQUISITION COMPANY, INC.


                               By /s/ Larry Addington
                                  Name:   Larry Addington
                                  Title:


                              /s/ Larry Addington
                              LARRY ADDINGTON


                              /s/ Robert Addington
                              ROBERT ADDINGTON


                              /s/ Bruce Addington
                              BRUCE ADDINGTON

258K166.4

							EXHIBIT A

           [FORM OF OPINION OF BROWN, TODD & HEYBURN PLLC]


                      __________________, 1995


Addington Acquisition Company
1500 North Big Run Road
Ashland, Kentucky  41102

Gentlemen:

	We have acted as special counsel to Addington Holding Company, Inc., a Delaware corporation ("Addington Holding") and the Companies (defined below) in connection with a Stock Purchase Agreement (the "Agreement") dated as of September ___, 1995 by and between Addington Holding and Addington Acquisition Company (the "Buyer") regarding the sale by Addington Holding of all of the issued and outstanding shares of common stock of Addington Mining, Inc., Mining Technologies, Inc., Addwest Mining, Inc., Addington
Coal Holding, Inc., (each as well as Tennessee Mining, Inc., Mining Technologies, Inc. Australia Pty. Ltd., Addcar Contracting Pty.
Ltd., Energy, Inc., and Addington Coal Sales, Inc., all subsidiaries of the above, hereinafter referred to as "Company" and collectively as the "Companies"). For purposes of this opinion letter, we have also acted as special counsel to Addington
Resources, Inc., a Delaware corporation ("ARI"), with respect to the Transaction Documents (as defined below) to which it is a party. ARI and Addington Holding are sometimes referred to herein as the "Addington Group".

	Terms used in this opinion letter which are defined in the Agreement shall have the meaning given those terms in the Agreement.

	In connection with our representation of the Addington Group and the Companies, we have examined the Agreement and its Exhibits (collectively, the "Transaction Documents").

	As counsel to the Addington Group and the Companies, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the corporate records of the Addington Group and the Companies, and such other agreements, documents, certificates, records or other instruments as we have deemed necessary or advisable for purposes of rendering the opinions expressed in this letter.

	As to matters of fact, we have, when relevant facts were not independently established by us, relied to the extent we deemed such reliance proper upon certificates of public officials and certificates and written statements of officers of the Addington Group and the Companies.

	We call your attention to the fact that while this firm represents the Addington Group and the Companies on a regular basis, any engagement of this firm has been limited to specific matters as to which we were consulted by the Addington Group or the Companies and there may be matters of a legal nature which may affect the Addington Group or the Companies of which we have no knowledge.

	In basing the opinions and other matters set forth in this letter on "our knowledge," the words "our knowledge" signify that, in the course of representation of the Addington Group and the Companies with respect to this matter, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates and information on which we have relied are not accurate and complete. Except as otherwise stated in this letter, we have undertaken no independent investigation or verification of such matters.

	In reaching the opinions set forth below, we have assumed the following matters to be true without investigation by us and without any actual knowledge that the following assumptions are correct, but without any actual knowledge that the assumptions are false:

	(a)	Each of the parties thereto (other than the Addington
Group and the Companies) has duly and validly executed and delivered each instrument, document and agreement, including without limitation, the Agreement, executed in connection with the subject transaction to which such party is a signatory, and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms. All of the proceedings and undertakings which are necessary in order for the Buyer to execute and deliver the Agreement and consummate the transactions described in the Agreement have been properly carried out in accordance with applicable law;

	(b)	Each person executing any such instrument, document, or
agreement, including without limitation, the Agreement, on behalf of any such party (other than the Addington Group and the Companies) is duly authorized to do so;

	(c)	Each natural person executing any instrument, document or
agreement is legally competent to do so;

	(d)	There are no oral or written modifications of or
amendments to the Transaction Documents and there has been no waiver of any of the provisions of the Transaction Documents by actions or conduct of the parties or otherwise; and

	(e)	All documents submitted to us as originals are authentic,
all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

	Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

	1.	Each member of the Addington Group is a corporation duly
incorporated and validly existing under the laws of its state of incorporation identified above.

	2.	Each of the Companies is a corporation duly incorporated
and validly existing under the laws of the jurisdiction of its incorporation specified on Schedule 1 to the Agreement. Each
Company has full corporate power and authority to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Each Company is duly qualified and in good standing to do business in each jurisdiction specified on Schedule 1.

	3.	Each member of the Addington Group and each of the
Companies has full corporate power and authority to enter into the Transaction Documents to which each is a party and to consummate the transactions contemplated thereby.

	4.	All corporate acts and other proceedings required to be
taken by each member of the Addington Group and each of the Companies and to authorize the execution, delivery and performance of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby have been duly and properly taken.

	5.	The Transaction Documents have been duly executed and
delivered by each member of the Addington Group and each of the Companies which is a party to such Transaction Documents and the Transaction Documents are the legal, valid and binding obligation of each member of the Addington Group and each of the Companies which is a party to such Transaction Documents, enforceable against such members of the Addington Group and the Companies in accordance with their terms.

	6.	The execution and delivery by members of the Addington
Group and by the Companies of the Transaction Documents to which each is a party does not, and the performance and observance of the terms thereof will not, violate any term or provision of the Articles or Certificate of Incorporation, Bylaws or, to our knowledge and based solely on a review of the corporate minute books of each member of the Addington Group and the Companies, other corporate actions of such members of the Addington Group or any of the Companies.

	7.	All corporate actions necessary or appropriate for the
execution and delivery of the Transaction Documents by the Addington Group and each of the Companies have been taken.

					Qualifications

	We are licensed to practice law in the Commonwealth of Kentucky. We express no opinion with regard to any matter which may be governed by the laws of the state or jurisdiction other than the Commonwealth of Kentucky or the United States of America. As to certain matters we have relied, with your consent, upon the opinions of ______________________ and ___________________ of even date herewith addressed to you.

	Insofar as this opinion relates to the enforceability of any document or instrument, it is subject to (a) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws and court decisions affecting the rights of creditors generally, (b) limitations imposed upon creditors generally by the constitutions of the United States of America, the Commonwealth of Kentucky and other jurisdictions in which any of the Addington Group's or any of the Companies' real or personal properties are located, (c) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity, and (d) limitations imposed by applicable law and court decisions on the enforcement of certain of the remedy, waiver and similar provisions of the Transaction Documents. We express no opinion as to the extent to which any provision of the Transaction Documents may be specifically enforced.

	We express no opinion as to (a) title to any real estate or personal property, (b) the adequacy or accuracy of any descriptions of the Addington Group's or any of the Companies' real or personal properties, (c) the operation or effect of or compliance with any laws, rules or regulations relating to environmental matters or the occupancy and use of any real estate, (d) the validity or enforceability of any provision for recovery of attorneys' fees, except to the extent expressly authorized in KRS 411.195, (e) the enforceability of any choice of law provisions, (f) the validity or enforceability of any provision purporting to determine the jurisdiction whose laws shall govern the interpretation, construction and enforcement of the Transaction Documents,
(g) the validity
or enforceability of any provision waiving the right to a jury trial, (h) the validity or enforceability of any provision of the Transaction Documents purporting to limit the Buyer's liability for or to indemnify the Buyer against the consequences of its own negligent acts or omissions, (i) the validity or enforceability of any provision purporting to preclude the modification of the Transaction Documents through conduct, custom, course of performance, or course of action or dealing or purporting to waive equitable rights or remedies, or (j) the validity or enforceability of any provision purporting to require the payment or reimbursement of fees, costs, expenses or other amounts which are unreasonable in nature or amount.
	This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We undertake no obligation to update this opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to the Buyer of any subsequent events, facts or other matters which might affect the opinions given herein. This opinion letter is provided to you at your request and is to be limited in its use to reliance by the Buyer in consummating the transactions described in the Transaction Documents. Other than the Buyer, no other person or entity may rely or claim reliance upon this opinion.

					Sincerely,

					BROWN, TODD & HEYBURN PLLC


					______________________________
					Member

258K188
							EXHIBIT B

				[OPINION OF WYATT, TARRANT & COMBS]

____________, 1995


Addington Holding Company, Inc.
771 Corporate Drive
Suite 1000
Lexington, Kentucky  40503

Gentlemen:

	We have acted as special counsel to Addington Acquisition Company, Inc., a Kentucky corporation ("Buyer"), in connection with the Stock Purchase Agreement dated as of September ___, 1995 (the "Agreement"), between Addington Holding Company, Inc. and Buyer, relating to Buyer's purchase of all of the issued and outstanding shares of common stock (the "Shares"), of Addington Mining, Inc., Mining Technologies, Inc., Addwest Mining, Inc., Addington Coal Holding, Inc. (each as well as Tennessee Mining, Inc., Mining Technologies, Inc. Australia Pty. Ltd., Addcar Contracting Pty. Ltd., Energy, Inc. and Addington Coal Sales, Inc., all subsidiaries of the above, hereinafter referred to as "Company" and collectively as the "Companies"). Capitalized terms used herein but not otherwise defined are used as defined in the Agreement. Buyer's obligations under the Agreement are guaranteed by Larry Addington, Robert Addington and Bruce Addington (collectively, the "Addington Group"). For purposes of this opinion, we have also acted as special counsel for the Addington Group with respect to the Transaction Documents (defined below) to which each is a party. Buyer and the Addington Group are sometimes referred to herein as the "Buyer Group".

	In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following documents (collectively, the "Transaction Documents"): (i) the Agreement; and (ii) its Exhibits.

	As to matters of fact, we have, when relevant facts were not independently established by us, relied to the extent we deemed such reliance proper upon certificates of public officials and certificates and written statements of officers of the Buyer Group.

	We call your attention to the fact that while this firm represents the Buyer Group on a regular basis, any engagement of this firm has been limited to specific matters as to which we were consulted by the Buyer Group and there may be matters of a legal nature which may affect the Buyer Group of which we have no knowledge.

	In basing the opinions and other matters set forth in this letter on "our knowledge," the words "our knowledge" signify that, in the course of representation of the Buyer Group with respect to this matter, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates and information on which we have relied are not accurate and complete. Except as otherwise stated in this letter, we have undertaken no independent investigation or verification of such matters.

	In reaching the opinions set forth below, we have assumed the following matters to be true without investigation by us and without any actual knowledge that the following assumptions are correct, but without any actual knowledge that the assumptions are false:

	(a)	Each of the parties thereto (other than the Buyer Group)
has duly and validly executed and delivered each instrument, document and agreement, including without limitation the Agreement, executed in connection with the subject transaction to which such party is a signatory, and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms. All of the proceedings and undertakings which are necessary in order for the Seller to execute and deliver the Agreement and consummate the transactions described in the Agreement have been properly carried out in accordance with applicable law;

	(b)	Each person executing any such instrument, document, or
agreement, including without limitation the Agreement, on behalf of any such party (other than the Buyer Group) is duly authorized to do so;

	(c)	Each natural person executing any instrument, document or
agreement is legally competent to do so;

	(d)	There are no oral or written modifications of or
amendments to the Transaction Documents and there has been no waiver of any of the provisions of the Transaction Documents by actions or conduct of the parties or otherwise; and

	(e)	All documents submitted to us as originals are authentic,
all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

	Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

	1.	Buyer is a corporation duly incorporated and validly
existing under the laws of the state of its incorporation identified above.
	2.	Buyer has full corporate power and authority to enable it
to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

	3.	Buyer has full corporate power and authority to enter
into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

	4.	All corporate acts and other proceedings required to be
taken by Buyer and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly taken.

	5.	The Transaction Documents to which it is a party have
been duly executed and delivered by Buyer and the Transaction
Documents to which it is a party are the legal, valid and binding obligation of each member of Buyer, enforceable against Buyer in accordance with their terms.

	6.	The execution and delivery by Buyer of the Transaction
Documents to which it is a party does not, and the performance and observance of the terms thereof will not, violate any term or provision of the Articles or Certificate of Incorporation, Bylaws or, to our knowledge and based solely on a review of the corporate minute books of Buyer, other corporate actions of Buyer.

	7.	All corporate actions necessary or appropriate for the
execution and delivery of the Transaction Documents by the Buyer have been taken.

					Qualifications

	We are members of the Bar of the Commonwealth of Kentucky, and we express no opinion as to any matters covered by any laws other than the laws of the Commonwealth of Kentucky and the Federal laws of the United States of America. As to matters governed by the laws of the State of _______________, we have relied, with your consent, upon the opinion of ____________________ of even date herewith addressed to you.

	Insofar as this opinion relates to the enforceability of any document or instrument, it is subject to (a) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws and court decisions affecting the rights of creditors generally, (b) limitations imposed upon creditors generally by the constitutions of the United States of America, the Commonwealth of Kentucky and other jurisdictions in which the Buyer's real or personal properties are located, (c) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity, and (d) limitations imposed by applicable law and court decisions on the enforcement of certain of the remedy, waiver and similar provisions of the Transaction Documents. We express no opinion as to the extent to which any provision of the Transaction Documents may be specifically enforced.

	We express no opinion as to (a) title to any real estate or personal property, (b) the adequacy or accuracy of any descriptions of the Buyer's real or personal properties, (c) the operation or effect of or compliance with any laws, rules or regulations relating to environmental matters or the occupancy and use of any real estate, (d) the validity or enforceability of any provision for recovery of attorneys' fees, except to the extent expressly authorized in KRS 411.195, (e) the enforceability of any choice of law provisions, (f) the validity or enforceability of any provision purporting to determine the jurisdiction whose laws shall govern the interpretation, construction and enforcement of the Transaction Documents, (g) the validity or enforceability of any provision waiving the right to a jury trial, (h) the validity or enforceability of any provision of the Transaction Documents purporting to limit the Seller's liability for or to indemnify the Seller against the consequences of its own negligent acts or omissions, (i) the validity or enforceability of any provision purporting to preclude the modification of the Transaction Documents through conduct, custom, course of performance, or course of action or dealing or purporting to waive equitable rights or remedies, or (j) the validity or enforceability of any provision purporting to require the payment or reimbursement of fees, costs, expenses or other amounts which are unreasonable in nature or amount.

	This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We undertake no obligation to update this opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to the Seller of any subsequent events, facts or other matters which might affect the opinions given herein. This opinion letter is provided to you at your request and is to be limited in its use to reliance by the Seller in consummating the transactions described in the Transaction Documents. Other than the Seller, no other person or entity may rely or claim reliance upon this opinion.

					Sincerely,
					WYATT, TARRANT & COMBS


					By____________________________


258K191

							EXHIBIT C

					INDEMNITY AGREEMENT


	THIS IS AN INDEMNITY AGREEMENT dated as of __________, 1995, among ADDINGTON ACQUISITION COMPANY ("AAC"), LARRY ADDINGTON,
ROBERT ADDINGTON and BRUCE ADDINGTON (collectively, the "Addington Group"), ADDINGTON RESOURCES, INC. ("ARI") and ADDINGTON HOLDING COMPANY, INC. ("Addington Holding"), (Addington Holding, together with ARI, collectively "Addington").

						Recitals

	Reference is made to that certain Stock Purchase Agreement
(the "Stock Purchase Agreement") dated September ___, 1995, between
AAC and Addington Holding pursuant to which Addington Holding sold to AAC all of the issued and outstanding stock of certain subsidiaries (together with their respective subsidiaries, collectively, the "Companies").

	Reference is hereby made to all guaranty obligations of ARI or AHC for the benefit of the Companies, including, but not limited to, the guaranty obligations referred to on Schedule A to this Agreement, and all obligations of ARI under bonds for the benefit of the Companies, including, but not limited to, the bonds described on Schedule B to this Agreement (the guaranty and bond obligations are collectively referred to as the "ARI Obligations").

	In connection with the transactions contemplated by the Stock Purchase Agreement, AAC and the Addington Group have agreed to execute and deliver this Agreement.

	NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:

					WITNESSETH:

	1. Each of AAC and the Addington Group, jointly and severally, (each an "Indemnitor", and collectively, the "Indemnitors") hereby agrees to indemnify, defend and hold Addington and its or their respective agents, directors, officers, attorneys and affiliates (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from and against any loss, liability, claim, damage and expense (including reasonable legal fees and expenses) suffered or incurred by an Indemnified Party under the ARI Obligations.

	2. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third
Party Claim"), such Indemnified Party must notify the Indemnitors in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except and unless to the extent the Indemnitors shall have been actually prejudiced as a result of such failure (the Indemnitors shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnitors, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

	3. If a Third Party Claim is made against an Indemnified Party, the Indemnitors will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitors and reasonably satisfactory to the Indemnified Party. Should the Indemnitors so elect to assume the defense of a Third Party Claim, the Indemnitors will not be liable to the Indemnified Party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the Indemnitors assume such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitors, it being understood that the Indemnitors shall control such defense. The Indemnitors shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnitors have not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnitors choose to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnitors' request) the provision to the Indemnitors of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitors shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitors' prior written consent (which consent shall not be unreasonably withheld).

	4. Should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorney fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

	5. No amendment to this Agreement shall be effective unless it shall be in writing and signed by both parties hereto. Each party acknowledges that no officer, employee, agent or other representative of the other party has authority, actual or apparent, to bind such other party to any amendment or other modification of this Agreement, except pursuant to a written document properly executed by an authorized representative of such other party.

	6. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No representation, promise or statement of intention has been made by either party that is not embodied herein, and neither party shall be bound by or liable for any alleged representation, promise or statement of intention not so set forth.

	7. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

	9. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of law rules.

 	10. All notice or communications under this Agreement shall be in writing and shall be (1) mailed by registered or certified mail, return receipt requested, (2) hand delivered, or (3) delivered by overnight carrier, to the parties at the addresses set forth below their names on the signature page(s) to this Agreement, and any notice so addressed and mailed or delivered to and/or deposited with such carrier, freight prepaid, shall be deemed to have been given when so mailed if mailed; or delivered if hand-delivered; or delivered to such overnight courier if delivered by overnight courier. The parties hereto may at any time, and from time to time, change the address(es) to which notice shall be mailed, transmitted or otherwise delivered by written notice setting forth the changed address(es).

	IN WITNESS WHEREOF, the parties have executed this as of the date set out on the preamble hereto, but actually on the date(s) set forth below.

				ADDINGTON ACQUISITION COMPANY


				By________________________________

				Title:____________________________

				Date:_____________________________

				Address:
					1500 North Big Run Road
					Ashland, Kentucky  41102


				___________________________________
				LARRY ADDINGTON

				Date:_____________________________

				Address:
					1500 North Big Run Road
					Ashland, Kentucky  41102


				___________________________________
				ROBERT ADDINGTON

				Date:_____________________________

				Address:
					1500 North Big Run Road
					Ashland, Kentucky  41102


				___________________________________
				BRUCE ADDINGTON

				Date:_____________________________

				Address:
					1500 North Big Run Road
					Ashland, Kentucky  41102

				ADDINGTON RESOURCES, INC.


				By________________________________

				Title:____________________________

				Date:_____________________________

				Address:
					771 Corporate Drive
					Suite 1000
					Lexington, Kentucky  40503
					Attn:  President

				ADDINGTON HOLDING COMPANY, INC.


				By________________________________

				Title:____________________________

				Date:_____________________________

				Address:
					771 Corporate Drive
					Suite 1000
					Lexington, Kentucky  40503
					Attn:  President


297.14361
258K189

						EXHIBIT D

						DEED

	THIS DEED, made and entered into on this _____ day of _____________, 1995, by GREEN VALLEY ENVIRONMENTAL CORP., a Kentucky corporation, with a mailing address of P.O. Box 1545, Ashland, Kentucky 41105-1545 ("Grantor") and ADDINGTON MINING, INC., a Kentucky Corporation, with a mailing address of _______________________, Ashland, Kentucky 41105-_____ ("Grantee").

				W I T N E S S E T H :

	That for and in consideration of the sum of ONE DOLLAR ($1.00) cash in hand paid, and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Grantor has granted, bargained, sold, and conveyed unto the Grantee, its successors and assigns forever, all its right, title and interest to the property described in Exhibit A hereto, which is herein incorporated by reference as if set forth herein in its entirety, SUBJECT TO the EXCEPTION and RESERVED EASEMENT set forth therein.

	The fair market value of the property being conveyed hereby is $________________.

	TO HAVE AND TO HOLD the same, together with all the rights, privileges and appurtenances thereunto belonging or in anywise appertaining unto the Grantee with covenants of Special Warranty.

	IN WITNESS WHEREOF, the Grantor has hereunto set its hand on the day and year first above written.

				GRANTOR:

				GREEN VALLEY ENVIRONMENTAL CORP.


				By_________________________________

				Its:_______________________________

STATE OF KENTUCKY	)
			)ss:
COUNTY OF BOYD		)

	The foregoing instrument was acknowledged before me by ___________________________, ____________________ of Green Valley
Environmental Corp., a Kentucky corporation, for and on behalf of said corporation.

	My Commission Expires:____________________________


				___________________________________
				NOTARY PUBLIC STATE AT LARGE
				or county of ______________________


CONSIDERATION CERTIFICATE

	Being first duly sworn, the undersigned Grantor and Grantee, hereby certify that the consideration reflected in this Deed is the full consideration paid for the subject property.

				GRANTOR:

				GREEN VALLEY ENVIRONMENTAL CORP.


				By______________________________________

				Its:____________________________________


				GRANTEE:

				ADDINGTON MINING, INC.


     				By:_____________________________________

				Its:____________________________________


STATE OF KENTUCKY 	)
			)SS:
COUNTY OF BOYD		)

	The foregoing Consideration Certificate was acknowledged and sworn to before me this _____ day of ________________, 1995, by
___________________________, ________________ of Green Valley
Environmental Corp., a Kentucky corporation, Grantor.

				_________________________________
				NOTARY PUBLIC, STATE AT LARGE
				  OR COUNTY OF __________________

				My commission expires:  _________


STATE OF KENTUCKY 	)
			)SS:
COUNTY OF BOYD		)

	The foregoing Consideration Certificate was acknowledged and sworn to before me this _____ day of ________________, 1995, by
___________________________, _________________ of Addington Mining,
Inc., a Kentucky corporation, Grantee.

	My commission expires: __________________________


				_________________________________
				NOTARY PUBLIC, STATE AT LARGE
				  OR COUNTY OF __________________

				My commission expires:  _________







THIS INSTRUMENT PREPARED BY:



______________________________
BROWN, TODD & HEYBURN PLLC
2700 Lexington Financial Center
250 West Main Street
Lexington, Kentucky  40507
(606) 231-0000

297.14361
258K143

					EXHIBIT "A"


	[Insert Legal Description of Entire Approx. 1600 Acres]


	EXCEPTING THEREFROM THE FOLLOWING PROPERTY:

					EXCEPTION

[Insert Legal Description of Landfill Property not Being Conveyed]


					RESERVED EASEMENT

	Whereas, Green Valley Environmental Corp. and Addington
Mining, Inc. desire and intend for the following reserved easement to be used and interpreted so that the designated areas will be used by Green Valley Environmental Corp. only to the extent
reasonably necessary in connection with a landfill on the Excepted Property and, further, Green Valley Environmental Corp. and
Addington Mining, Inc. agree to cooperate with one another in a reasonable manner and in good faith in order to carry out the foregoing stated desire and intent.
	Now, therefore, there is excepted and reserved from this conveyance in favor of Grantor, Green Valley Environmental Corp., its successors and assigns, and the above described property which is excepted from this deed ("Excepted Property"), a permanent, non-exclusive easement, over, across and through all of the property being conveyed by this Deed to Grantee Addington Mining, Inc.
("Conveyed Property") for the following uses and purposes:
	1.	For ingress and egress to and from the Excepted Property;
	2.	For existing ground water monitoring wells and for the
construction and maintenance of additional wells in connection with the use of the Excepted Property as a landfill, provided said wells are required by federal, state or local laws or regulations;
	3.	For access to certain borrow areas as designated on a
certain map prepared by Kenvirons, Inc. and dated June 29, 1994, a copy of which is attached hereto as Exhibit B, and the right to take and remove earth, clay, rock or other natural materials from such areas as is deemed reasonably necessary by Grantor, its successors or assigns, for use in connection with the operation of a landfill on the Excepted Property;
	4.	For the construction or maintenance of any roads deemed
reasonably necessary by Grantor or its successors or assigns in connection with the operation of the landfill or subsequent uses of the Excepted Property; and
	5.	For the use of any portion of the Conveyed Property
required by federal, state or local laws or regulations as a buffer zone.
	It is the intention of the parties that the use by the Grantee, and its successors and assigns, of the Conveyed Property shall at no time interfere with the use by the Grantor, and its successors and assigns, of the Conveyed Property in connection with the Excepted Property as a landfill; provided, however, that Grantor agrees to make use of this Reserved Easement in such a manner as reasonably necessary for its use of the Conveyed Property as a landfill and, further, Grantor will make a good faith effort to accommodate Grantee's desired use of the Conveyed Property.
	In addition, Grantor agrees that as its need for the use of various or designated areas located on the Conveyed Property is no longer necessary, it will execute and deliver to Grantee partial releases of the Reserved Easement as to those areas.

                                                      EXHIBIT E

				MUTUAL RELEASE

		This Mutual Release is executed as of this ___ day of _____________, 1995, by Addington Resources, Inc. (the "Company"), on behalf of itself and its subsidiaries, successors and assigns (collectively, the "ARI Companies"), and by Addington Mining, Inc., Mining Technologies, Inc., Addwest Mining Inc., Addington Coal Holding Inc. and their respective subsidiaries (collectively, the "Addington Companies"), their respective subsidiaries, successors and assigns (collectively, "the Released Parties").

		PREAMBLE: This Mutual Release is executed concurrently with, and is contingent upon, the closing of the Stock Purchase
Agreement ("Agreement") dated _____________ among the Larry
Addington, Robert Addington, Bruce Addington, Addington Holding
Company and Addington Acquisition Company, Inc. The execution and delivery of this Mutual Release is a material condition to the closing of the transactions contemplated by the Agreement and constitutes a part of the consideration for which the parties bargained when entering into the Agreement.

		A.	Release by the Released Parties.  Subject to
Section C below, the Released Parties hereby irrevocably and unconditionally release all of the ARI Companies and their respective successors and assigns from any and all claims, demands, suits, damages, sums of money and/or judgments arising, in whole or in part, out of any occurrence, state of facts, event, condition or happening that has occurred at any time prior to and through the date of this Mutual Release, whether past or present, known or unknown, matured or unmatured, absolute or contingent, including, but not limited to, any which has arisen out of their past or existing relationships with any of the ARI Companies (individually, a "Claim" and collectively, the "Claims"); and the Released Parties hereby agree not to file a lawsuit to assert any such Claims.

		B.	Release by ARI Companies.  Subject to Section C
below, the ARI Companies hereby irrevocably and unconditionally release the Released Parties, and their respective successors and assigns from any and all claims, causes of action, demands, suits, damages, sums of money and/or judgments arising, in whole or in part, out of any occurrence, state of facts, event, condition or happening that has occurred at any time prior to and through the date of this Mutual Release, whether past or present, known or unknown, matured or unmatured, absolute or contingent, which have arisen out of the Released Parties' past or existing relationships with any of the ARI Companies (individually, a "Claim" and collectively, the "Claims").

		C.	Scope of Release.  Notwithstanding the provisions of
Section A and Section B above, the mutual releases by the Released
Parties and the ARI Companies do not, and shall not be construed to, waive or release any of the provisions, rights, duties, obligations or remedies under the Agreement.

					ADDINGTON RESOURCES, INC.
					 On its own behalf and on behalf of
					 its subsidiaries


					By: ______________________________
					Title: ___________________________

					ADDINGTON MINING, INC.
					 On its own behalf and on behalf of
					 its subsidiaries


					By: ______________________________

					Title: ___________________________

					MINING TECHNOLOGIES, INC.
					 On its own behalf and on behalf of
					 its subsidiaries


					By: ______________________________

					Title: ___________________________

					ADDWEST MINING INC.
					 On its own behalf and on behalf of
					 its subsidiaries


					By: ______________________________

					Title: ___________________________

					ADDINGTON COAL HOLDING INC.
					 On its own behalf and on behalf of
					 its subsidiaries


					By: ______________________________

					Title: ___________________________

[Copies of the Schedules will be furnished supplementally to the Commission upon request. See the Table of Contents for a list of the Schedules.]